SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under Rule 14a-12

Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 24, 2012
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Law Offices of Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954

April 17, 2012

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 24, 2012 at 9:00 a.m. Eastern Daylight Time at the Law Offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, NY 10017-3954.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the Annual Meeting in person, I urge you to sign, date and return the enclosed Proxy Card as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 24.

Sincerely,

L. Kevin Kelly

Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 24, 2012
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Law offices of Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954

Dear Stockholders:

At our Annual Meeting, we will ask you to:

I.	Elect three (3) directors to serve on the Board of Directors until the Annual Meeting in 2015;

II.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012;

III.	Consider and approve the 2012 GlobalShare Program;

IV.	Consider and approve the Heidrick & Struggles Incentive Plan, as amended and restated;

V.	Conduct an advisory vote to approve our executive compensation; and

VI.	Transact any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting.

If you were a stockholder of record at the close of business on April 2, 2012, you are entitled to vote at the Annual Meeting or any adjournment of the meeting. A stockholder list will be available at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 17, 2012 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 2, 2012, for any purpose germane to the Annual Meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2011 is also enclosed.

Sincerely,

Stephen W. Beard

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, please sign and return the Proxy Card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    The Board of Directors of Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) is furnishing you with this Proxy Statement in connection with the solicitation of your proxy for the Annual Meeting of Stockholders to be held on May 24, 2012 and at any adjournment thereof. This solicitation is being made by mail. The Company may also use its officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. The Company will pay all costs associated with the solicitation of proxies. The Company has retained Alliance Advisors, L.L.C. to aid in the solicitation of proxies. The Company will pay Alliance Advisors, L.L.C. $7,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. If the Company requests nominees and brokers to solicit their principals and customers for their proxies, it will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    The Annual Meeting of Stockholders will be held on May 24, 2012 at 9:00 a.m. Eastern Daylight Time at the law offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017-3954. If you need directions to the Annual Meeting, please contact Julie Creed, Vice President, Investor Relations at 1-312-496-1200. This Proxy Statement and the Proxy Card are first being mailed on or about April 17, 2012 to Company stockholders entitled to notice of, and to vote at, the Annual Meeting.

Record Date.    Each share of Company common stock that you owned as of April 2, 2012, the record date for the Annual Meeting, entitles you to one vote. On April 2, 2012, there were 17,986,111 shares of Company common stock outstanding.

Voting.    As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet.

If your shares are held on your behalf by a third party such as your broker (or another nominee) and are registered in the name of your broker (or other nominee), thereby making the broker (or other nominee) the stockholder of record and you the beneficial owner, we refer to your shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information as to the manner in which you are able to instruct it as to the voting of your “street name” shares. If your shares are held in “street name” and you wish to attend the Annual Meeting in person and vote at the Annual Meeting, you will need to obtain a legal proxy in your name from your broker (or other nominee).

If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote the shares with respect to “discretionary” matters as described below but will not be permitted to vote the shares with respect to “non-discretionary” matters. A “broker non-vote” with respect to any particular matter occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) (i) has received instructions from you on some but not all proposals, or (ii) has not received instructions from you on any proposals but is entitled to vote in its discretion on one or more matters) but does not indicate a vote for a particular proposal because the broker (or other nominee) does not have discretionary authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count

“broker non-votes” for the purpose of determining a quorum. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s Secretary at the Company’s principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

Quorum.    The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine whether a quorum is present. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters).

Required Votes.    Regarding Proposal I, pursuant to the Company’s by-laws, directors are elected by a plurality vote of all votes cast for the election of directors at the Annual Meeting and, therefore, the three nominees for director who receive the most votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Shares that abstain from voting will not affect the outcome of the election of directors. Uncontested elections of directors are not considered to be “discretionary” matters for certain brokers and, as a result, those brokers are not authorized to vote “street name” shares in the absence of instructions from the beneficial owner. Thus, if you do not provide specific instructions to your broker on how to vote any of your “street name” shares with respect to the election of our directors, your broker may not be able to vote those shares in its discretion and, in such case, a “broker non-vote” would occur and no vote of your “street name” shares would be counted for purposes of the election of our directors. “Broker non-votes” will not affect the outcome of our director election. With respect to shares held in “street name” by your broker (or other nominee), we strongly encourage you to provide instructions to such broker (or other nominee) as to how to vote on the election of directors by signing, dating and returning to the broker (or other nominee) the instruction card provided by that broker (or other nominee). THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Regarding Proposal II, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required for approval. Unlike the other proposals, Proposal II involves a matter on which a broker (or other nominee) does have discretionary authority to vote and as a result, if you do not instruct your broker (or other nominee) as to how you want to vote your shares, your broker (or other nominee) is entitled to vote your shares in its discretion. With respect to Proposal II, an abstention will have the same effect as a vote against Proposal II. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL II.

Regarding Proposals III, IV and V, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required for approval. Votes withheld and abstentions are deemed “present” at the Annual Meeting and are counted for quorum purposes and will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and will have the same effect as a vote against Proposals III, IV and V. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS III, IV AND V.

The inspector of election appointed for the Annual Meeting will tabulate votes.

The persons named as attorneys-in-fact in this proxy statement, Stephen W. Beard and Emily A. Sturges, were selected by the Board of Directors and are officers of the Company. Each executed proxy card returned prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted (i) FOR the three nominees to the Board of Directors; (ii) FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year; (iii) FOR approval of the 2012 GlobalShare Program; (iv) FOR approval of the Heidrick & Struggles Incentive Plan; and (v) FOR advisory vote to approve of the Company’s compensation of executive officers.

Majority Vote Policy.    The Company’s Corporate Governance Guidelines provide that, in any uncontested election, any nominee for director who does not receive a majority of votes cast “FOR” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Corporate Governance Guidelines require the Nominating and Board Governance Committee of the Board of Directors to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set forth under “Practices (Resignation for Majority Withheld Vote)” in the Company’s Corporate Governance Guidelines, a copy of which is included in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 24, 2012.

The Proxy Statement and the Company’s Annual Report are available at http://www.heidrick.com/proxy.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s Amended and Restated Certificate of Incorporation provides for its authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 17,986,111 shares were issued and outstanding on April 2, 2012 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which have been issued. The Company’s common stock is listed on the NASDAQ Stock Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if and when dividends are declared by the Board of Directors and out of funds legally available, after the required dividends are paid on outstanding preferred stock, if any. On September 19, 2007, the Board of Directors approved the initiation of a quarterly cash dividend in the amount of $0.13 per share and the dividend has been reauthorized by the Board for each succeeding fiscal quarter up to the present. In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to the Company’s further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

PROPOSAL I

ELECTION OF CLASS III DIRECTORS

The Board of Directors currently has nine members, one of whom is a Company employee and eight of whom are non-employees. Mark Foster was elected to our Board of Directors on May 26, 2011.

The Board of Directors is divided into three classes (Classes I, II, and III) for purposes of election. The Company’s Amended and Restated Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. The Board of Directors recommends that three (3) directors be elected at the Annual Meeting as Class III directors to hold office for a three-year term expiring in 2015. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

The Board of Directors has recommended and nominated each of the following persons to be reelected to the Board of Directors as Class III directors with terms expiring in 2015: Mmes. Hartley and Kanin-Lovers and Mr. Knell.

Subject to the exceptions set forth in the “Voting Information” section of this proxy statement, the enclosed Proxy will be voted FOR the election of each of the three nominees unless it is marked to withhold authority to vote for one or more of the nominees. Proxies cannot be voted for more than three nominees.

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Company’s Board of Directors. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Below is certain information about each director nominee and each director whose term of office will continue after the Annual Meeting, including a summary of the specific experience, qualifications, attributes and skills that led the Nominating and Board Governance Committee to conclude that such individual is qualified to serve as a director. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

(Directors with Terms Expiring in 2012)

Name	Age	Principal Occupation and Employment History	Director Since
Jane D. Hartley	62	Ms. Hartley has served as Chief Executive Officer of Observatory Group, LLC, an advisory firm, since 2007. From 1996 to 2007, Ms. Hartley was Chief Executive Office of G-7 Group, Inc., and from 1993 to 1995, Chief Operating Officer of G-7 Group, Inc. In 1989, Ms. Hartley was Vice President and Station Manager of WWOR-TV, owned by MCA Corporation (now Universal Studios), and from 1985 to 1989, Vice President, Marketing, of MCA Corporation. From 1981 until 1985, Ms. Hartley was Vice President, Corporate Communications, at Westinghouse Broadcasting, and Vice President, New Markets Development, for Group W Cable. From 1977 until 1981, Ms. Hartley worked in the Carter Administration at the White House as Senior Assistant in the Office of Public Liaison and as Director, Congressional Relations, Department of Housing and Urban Development. Ms. Hartley serves on the boards of the New School and Sesame Workshop and is a member of the Council on Foreign Relations. Additionally, Ms. Hartley is a Trustee and serves on the Executive Committee of the Economic Club of New York, is a member of the Boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center and serves on the Executive Committee and is a member of the Dean’s Council of the Harvard Kennedy School of Government. Mr. Hartley is also a Presidential nominee to the Board of Directors of the Corporation for National and Community Service. Ms. Hartley was first elected to our Board in 2009 and has proven to be an important contributor to the Board’s deliberations. Ms. Hartley provides critical insight and perspective on general strategic and business matters stemming from her extensive senior executive and management experience and the Board has benefited from her considerable experience in monitoring and evaluating monetary, fiscal, and legislative policies around the globe.	05/2009

Gary E. Knell	58	Mr. Knell has served as President and Chief Executive Office of National Public Radio, Inc. (“NPR”) since December 2011. Prior to joining NPR, Mr. Knell served as President and Chief Executive Officer of Sesame Workshop (formerly known as Children’s Television Workshop) from 2000 to November 2011. From 1998 to 2000, Mr. Knell was Chief Operations Officer of Children’s Television Workshop. From 1996 to 1997, Mr. Knell was President and Managing Director of Manager Media International. From 1989 to 1996, Mr. Knell was Executive Vice President for Corporate Affairs at Children’s Television Workshop. From 1982 to 1989, Mr. Knell was Senior Vice President and General Counsel of WNET/THIRTEEN. From 1978 to 1981, he was Counsel to the United States Senate Judiciary Subcommittee on Administrative Practice and Procedure and the Governmental Affairs Subcommittee on Intergovernmental Relations. From 1976 to 1977, he was the legal assistant to the Governor of California. Mr. Knell also serves on the boards of directors of AARP Services, Inc., Jacob Burns Film Center and Common Sense Media, and on the board of governors of National Geographic Education Foundation. Mr. Knell brings to our Board a wide range of experience in senior leadership positions in both the public and private sectors, including over 20 years of senior operations and executive management experience with Sesame Workshop and its predecessor. In addition to his broad business skills and experience, executive leadership and global expertise and knowledge of complex legal matters, Mr. Knell also has significant experience in governmental affairs.	09/2007

Jill Kanin-Lovers	60	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources and Workplace Management of Avon Products, Inc., a global cosmetics company, where she held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation (“IBM”), a global technology company, from 1995 to 1998 and American Express Company, a diversified global travel and financial services company, from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for 17 years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers also serves on the board of directors of Dot Foods, Inc. Ms. Kanin-Lovers was formerly a director of Alpharma, Inc., BearingPoint, Inc., which filed for reorganization under Chapter 11 on February 18, 2009, and First Advantage Corporation. Our Board benefits from Ms. Kanin-Lovers’ extensive senior management and board experience, as well as her subject matter expertise, particularly within the areas of human resources, workplace management, and executive compensation. Her experience positions her to advise management on a wide range of strategic, financial and governance matters.	06/2004

CLASS I DIRECTORS

(Directors with Terms Expiring in 2014)

Name	Age	Principal Occupation and Employment History	Director Since
L. Kevin Kelly	46	Mr. Kelly has served as our Chief Executive Officer since September 2006. Prior to that, Mr. Kelly served as President of the Company’s Europe, Middle East, and Africa (EMEA) and Asia Pacific regions. From 2002 to 2005, he was Regional Managing Partner, Asia Pacific, and he also led the Company’s Tokyo office during 2002. He joined Heidrick & Struggles in 1997. Mr. Kelly’s fifteen year career with Heidrick & Struggles, which culminated with his appointment as Chief Executive Officer, is one in which he has been entrusted with a number of key leadership roles of increasing responsibility. His performance in these roles, including service as Regional Managing Partner of two of the Company’s three geographic regions, including its fastest-growing one, give him an in-depth understanding of Heidrick & Struggles’ business operations, including its strategic opportunities, employees, clients, and competitors.	09/2006

Robert E. Knowling, Jr.	56	Mr. Knowling is the Chairman of Eagles Landing Partners, a strategic management consulting company. Previously, Mr. Knowling served as Chief Executive Officer of Telwares Communications, LLC (formerly Vercuity Solutions, Inc.), a supplier of telecom expense management services, from April 2005 to May 2009. From January 2002 to April 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy at the New York City Board of Education. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Simdesk Technologies, Inc., a software development company. From July 1998 to November 2000, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications, a broadband service provider. Mr. Knowling also serves on the boards of directors of Ariba, Inc., Roper Industries, Inc. and The Bartech Group and has served as a member of the boards of Immune Response Corporation and Aprimo, Inc. Mr. Knowling is our longest-serving director and he brings to the Board a broad array of institutional knowledge and historical perspective on our business. Having served in senior corporate management roles since 1996, including as a Chief Executive Officer since 1998, Mr. Knowling is able to deliver important insights to our management team and other directors on subjects ranging from executive compensation and corporate governance to procurement and technology matters.	09/2000

V. Paul Unruh	63	Mr. Unruh is the former Vice Chairman of Bechtel Group, Inc., a global engineering and construction services company. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. Mr. Unruh also serves on the boards of directors of Move, Inc., and Symantec Corporation. Mr. Unruh’s experience as Chief Financial Officer of one of the world’s 10 largest private companies and in other senior finance roles has provided him with broad and valuable experience in accounting, financial reporting, and financial systems. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. In addition, as the former President of Bechtel Enterprises, he brings broad executive management expertise to our Board.	07/2004

CLASS II DIRECTORS

(Directors with Terms Expiring in 2013)

Name	Age	Principal Occupation and Employment History	Director Since
Richard I. Beattie	73	Mr. Beattie has served as Chairman of Simpson Thacher & Bartlett LLP, an international law firm, since 2004. From 1991 until 2004, Mr. Beattie was Chairman of the Executive Committee of Simpson Thacher & Bartlett, and has practiced law at the firm since 1968. Mr. Beattie serves on the board of directors of Harley-Davidson, Inc. and Evercore Partners, Inc. Mr. Beattie’s extensive experience in public company board counseling and as an accomplished M&A and crisis management attorney, including serving as the chair of a large international law firm, has provided him with broad management expertise, extensive experience in the career development and retention of professional service employees and a deep understanding of corporate governance, regulatory, financial and legal matters.	03/2002

John A. Fazio	68	Mr. Fazio is a former Senior General Practice Partner of PricewaterhouseCoopers, a global accounting and professional services company. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Mr. Fazio serves on the board of directors of Sequenom, Inc. and has also served on the boards of ImClone Systems, Inc. and Dendrite International, Inc. The Board greatly values Mr. Fazio’s extensive financial and Big Four accounting expertise. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. Mr. Fazio’s accounting and financial skills are critical to the oversight of our financial reporting, enterprise and operational risk management.	09/2003

Mark Foster	52	Mr. Foster, served as Group Chief Executive—Management Consulting, of Accenture plc (“Accenture”), a global management consulting, technology services and outsourcing company, from September 2006 until his retirement from Accenture in March 2011. In addition, Mr. Foster was the head of Accenture’s Global Markets area from September 2009 until March 2011. Prior to that, Mr. Foster served as Accenture’s Group Chief Executive—Products Operating Group from March 2002 to September 2006. Prior to that, Mr. Foster worked in a variety of positions of increasing responsibility in his 26-year career at Accenture. Mr. Foster serves as Chairman of the International Business Leaders Forum, a member of the Board of Directors of the Royal Shakespeare Company and a Commission for the UK government’s Independent Commission for Aid Impact. Our Board greatly benefits from Mr. Foster’s experience as a leader in a client-facing, professional services firm. Mr. Foster’s experience gives him a deep understanding of our industry, including the issues that we face on a day to day basis and the clients that we serve. In addition, Mr. Foster has broad international experience and a proven ability to develop and implement strategy at a global services firm.	05/2011

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF JANE D. HARTLEY, GARY E. KNELL AND JILL KANIN-LOVERS TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors and Stockholder Meetings.    The Board of Directors met five times during 2011. Each of the directors attended at least 75 percent of the meetings of the Board and the committees of which he or she was a member. The Company expects directors to attend the Annual Meeting of Stockholders unless circumstances impair their ability to do so. Seven of the Company’s directors attended the 2011 Annual Meeting of Stockholders in person.

Director Independence.    Each year, the Board of Directors reviews the relationships of each director with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Listing Rules (the “NASDAQ Rules”), and who the Board of Directors affirmatively determine have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, the Board of Directors has determined that Richard I. Beattie, John A. Fazio, Mark Foster, Jane D. Hartley, Jill Kanin-Lovers, Gary E. Knell, Robert E. Knowling, Jr. and V. Paul Unruh are independent directors of the Company within the meaning of applicable NASDAQ Rules and the Company’s Director Independence Standards. You can access the Director Independence Standards in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance guidelines to help it fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and procedures in place to review and evaluate the business operations of the Company, as needed, and to make decisions that are independent of management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Corporate Governance Guidelines is available in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Board Leadership Structure.    While the Board has not adopted a policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer, the Board has determined that different individuals should hold those positions in recognition of particular roles and responsibilities of each position. Since September 11, 2006, the Board has been led by an independent Non-Executive Chairman, who is responsible for setting the agendas and presiding over meetings of the Board of Directors (including executive sessions of the independent directors). The Chairman also provides feedback and counsel to the Chief Executive Officer. Mr. Beattie currently serves as the Non-Executive Chairman of our Board. The Chief Executive Officer’s responsibilities include managing the Company’s day-to-day operations and performance, as well as setting the Company’s strategic goals and objectives. The Board believes that this leadership structure is in the best interests of the Company’s stockholders at this time. The Board does not believe this leadership structure impedes or negatively impacts the effective oversight and management of risk by the Board as discussed below.

Board’s Role in Risk Oversight and Management of Risk.    The Board of Directors has delegated the material elements of its risk oversight and risk management responsibilities to the Audit and Finance Committee of the Board. Comprised of four independent directors, including two qualified financial experts, the Audit and Finance Committee requires that Company management and the Company’s independent auditor regularly report to the Committee regarding matters that may pose current or future risk to the Company. All risks identified are discussed with the entire Board in the ordinary course of the Audit and Finance Committee Chair’s report of Committee activities at regular board meetings.

In 2011, Company management, with the oversight of the Audit and Finance Committee, further developed the global Enterprise Risk Management (“ERM”) program. In 2012, management presented a listing of key risks for the Company to the Audit and Finance Committee. The Company expects that the ERM program will be fully integrated into ongoing management operations in 2012.

Assessment of Risk Related to Compensation Programs.    The Company periodically completes an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluates the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balance compensation opportunities and risk. Based on the Company’s periodic assessments, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. The Company believes that the Company’s overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue-focused versus profit-focused performance measures, stock ownership guidelines, and use of “clawbacks” work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks.

Board Diversity.    In considering potential director nominees, the Board considers diversity (among other factors it deems appropriate) in light of the overall needs and composition of the Board and the best interests of the Company and its stockholders. In considering nominee diversity, the Board evaluates skills, experience, and background that would complement the existing Board. Over time, the Board has nominated and currently consists of directors that generally reflect the diverse and expansive global footprint of the Company’s business operations, including a diverse range of experiences, as well as diversity of age, gender, race and national origin. Diversity is an important factor that the Nominating and Board Governance Committee will continue to consider when evaluating candidates for nomination to the full Board.

Director Nominating Procedures.    Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Amended and Restated Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with the mandate contained in its charter. This includes a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of the Company’s business or other related industries, diversity and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Board Governance Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which determines whether to nominate them for election to the Board of Directors. During 2011, the Nominating and Board Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates; however, the Nominating and Board Governance Committee has worked with search consultants from the Company to identify director candidates and we expect to do so in the future.

Stockholder Recommendations for Nominations.    Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying the Company’s Corporate Secretary. In addition, the Company’s Amended and Restated Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2013 Annual Meeting, a stockholder must notify the Corporate Secretary not less than 60 days, nor more than 90 days, prior to May 24, 2013. Notices should be sent to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in the Company’s Amended and Restated Bylaws. The notice must set forth:

(1) all information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of the Company’s capital stock the stockholder beneficially owns and a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made.

The notice must also be accompanied by a written consent of the proposed nominee both to being named as a nominee and to serving as a director if elected.

Stockholder Communications.    Stockholders may communicate directly with the Board of Directors. All communications should be directed to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the Secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    The Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. You can access this Code of Business Conduct “Leading the Way,” in the Company Leadership section of the Company’s website at: http://www.heidrick.com. Any amendment to, or waiver from, a provision of the codes of conduct will be posted to the above-referenced website.

EthicsLine.    The Board of Directors has established the Heidrick & Struggles EthicsLine, a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including accounting, internal controls and auditing, or any alleged violation of the Company’s Code of Business Conduct or corporate policies.

The EthicsLine is a telephonic reporting hotline (toll free in the US) available to all Company employees, contractors, vendors, stockholders, clients or other interested parties. The EthicsLine is administered by a third-party company that is separate and independent of Heidrick & Struggles and specializes in running whistleblower hotline programs for companies throughout the U.S. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week and may be reached at 1-800-735-0589 or, if calling from outside the United States, at +1-704-731-7242.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit and Finance Committee, Human Resources and Compensation Committee, and Nominating and Board Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules, including, in the case of members of the Audit and Finance Committee, the specific independence requirements for audit committees.

The Board of Directors has adopted a charter for each of its three standing committees. You can access these committee charters in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Audit and Finance Committee.    The Audit and Finance Committee of the Board of Directors consists of four independent directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers. Mr. Fazio is the Chair of the Audit and Finance Committee. The Board of Directors has determined that Messrs. Fazio and Unruh are “audit committee financial experts” as defined in the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). During 2011, the Audit and Finance Committee met 14 times.

The Audit and Finance Committee appoints an independent registered public accounting firm annually to audit the Company’s books and records; meets with and reviews the activities and the reports of the Company’s independent registered public accounting firm; and reports the results of the review to the Board of Directors. The Audit and Finance Committee also periodically reviews the adequacy of the Company’s internal controls, pre-approves all services to be provided by the Company’s independent registered public accounting firm, oversees management’s risk policies and discusses the Company’s key risk exposures with management. These and other aspects of the Audit and Finance Committee’s authority are more particularly described in the Audit and Finance Committee Charter.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of three independent directors, Messrs. Beattie, Knell and Knowling. Mr. Knell is the Chair of the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to the Board of Directors concerning candidates for nomination to the Board of Directors, the membership on committees of the Board of Directors, compensation of the Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also reviews and approves related party transactions. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2011, the Nominating and Board Governance Committee met four times.

Human Resources and Compensation Committee.    The Human Resources and Compensation Committee consists of four independent directors, Mmes. Kanin-Lovers and Hartley and Messrs. Knell and Foster. Ms. Kanin-Lovers is the Chair of the Human Resources and Compensation Committee. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. During 2011, the Human Resources and Compensation Committee met 11 times.

The Human Resources and Compensation Committee reviews and approves employment and compensation matters involving the Company’s executive officers, as well as those of other key employees that the Human Resources and Compensation Committee deems material. Specifically, the Human Resources and Compensation Committee’s responsibilities include:

•	Reviewing and approving the Chief Executive Officer’s compensation and evaluating the Chief Executive Officer’s performance against pre-established metrics;

•	Reviewing and approving individual executive officer compensation recommendations made by the Chief Executive Officer for his direct reports;

•	Reviewing and approving terms of employment, severance or other compensation-related agreements to be entered into, or amended, for any executive officer or key employee;

•	Adopting, administering and approving equity-related incentives and awards under the Company’s equity compensation plans; and

•

Reviewing the Company’s incentive and employee benefit and retirement plans, including any equity compensation plans and recommending to the Board (and stockholders where necessary) any amendments or material changes to the plans.

The agenda for each meeting of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Company’s Secretary and Managing Partner, Operations (the officer whose duties include the Human Resources function). The Chief Executive Officer regularly attends Human Resources and Compensation Committee meetings. The Human Resources and Compensation Committee also meets in executive session as appropriate. The Chair of the Human Resources and Compensation Committee reports the Committee’s recommendations on executive compensation and other matters to the Board of Directors. Outside advisors and the Company’s Human Resources Department support the Human Resources and Compensation Committee in its duties and the Committee may delegate authority to fulfill certain administrative duties regarding the compensation programs to the Chief Executive Officer and Managing Partner, Operations. The Human Resources and Compensation Committee has authority under its charter to retain advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The Human Resources and Compensation Committee retained Pay Governance LLC as its independent compensation consultant. Pay Governance reports directly to the Human Resources and Compensation Committee and does no other work for us, and generally has no interactions with management other than with regard to information that has been provided by management to the Human Resources and Compensation Committee. During 2011, Pay Governance representatives participated in ten of the Human Resources and Compensation Committee’s eleven meetings and provided guidance to the Human Resources and Compensation Committee with respect to executive compensation; comparative peer group data; director compensation; annual incentive compensation; and consultant pay programs. In supporting the Human Resources and Compensation Committee, Pay Governance provides the Human Resources and Compensation Committee with an independent assessment of management’s recommendations for compensation; reviews and confirms the peer group used by the Company to prepare market compensation data; and provides ad hoc support to the Human Resources and Compensation Committee, including discussing executive compensation and related corporate governance trends.

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

No Human Resources and Compensation Committee member was, during 2011 or at any time prior thereto, an officer or employee of the Company or its subsidiaries. Additionally, there were no Human Resources and Compensation Committee “interlocks” during 2011, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Human Resources and Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary—Fiscal Year 2011 Company Performance and Compensation Actions

Overview.    Heidrick & Struggles International, Inc. (“Heidrick & Struggles”) is a leadership advisory firm providing executive search and leadership consulting services. We assist organizations in achieving their long-term business objectives by helping them to improve the effectiveness of their leadership teams. We provide our services to a broad range of clients through the expertise of nearly 350 consultants located in major cities around the world. In recent years, we have expanded our service capabilities in response to our clients’ request for comprehensive leadership advisory services. The Human Resources and Compensation Committee of the Board of Directors (the “Committee”) seeks to ensure that our executive compensation programs attract, retain and reward the best talent, while at the same time maintain a strong link between pay and performance and align the interests of our executives and stockholders. Our executive compensation philosophy emphasizes and rewards both Company and individual performance, which we believe promotes sustained long-term performance by rewarding not only the achievement of financial and operational goals, but also the accomplishment of individual strategic objectives that enable growth.

Our Business Environment.    Our industry is highly fragmented with many competitors and is driven by macroeconomic conditions that influence the use of consultancies. Our core strengths are the breadth of our service capabilities as well as our ability to attract, retain, and develop a highly skilled consulting workforce.

In 2011, we continued to optimize our consulting and management talent to further our strategic goals, manage our costs more effectively and better position us to deliver results to our stockholders:

•	Increased net revenue by 7% in a challenging economic environment;

•	Strategically enhanced our talent pool;

•	Better aligned our business’ geographic footprint with that of our clients;

•	Strengthened regional operations management;

•	Hired key individuals to lead significant Company operations—Finance, Operations and Leadership Consulting; and

•	Streamlined our management structure.

The chart below illustrates the Company’s improvements over the past three years in both Consolidated Net Revenue and Consolidated Operating Margin (as adjusted), the financial metrics the Committee focuses on in evaluating Company performance:

*	2009 and 2011 consolidated operating margins are adjusted to exclude restructuring charges, and 2011 consolidated operating margin also is adjusted to exclude impairment charges as described on page 23 of this proxy statement.

The Committee bases its compensation decisions on our financial results, excluding impairment and restructuring charges. The Committee believes that excluding impairment and restructuring charges from our financial results better reflects the performance of our core operations. Additionally, the Committee recognizes that even though difficult decisions, such as a company-wide restructuring, may impact short-term financial results, these decisions are designed to maximize stockholder value over the long-term.

Consideration of Say-on-Pay Vote Results.    At our 2011 annual meeting, we held our first non-binding stockholder advisory vote on executive compensation (“say-on-pay”). Our stockholders overwhelmingly approved our fiscal 2010 executive compensation, with more than 95% of voting stockholders casting their vote in favor of the say-on-pay resolution. The Committee views the stockholder approval of the Company’s compensation programs as an endorsement of the Company’s compensation program and did not make any specific changes for 2012 based on the stockholder vote. The Committee is dedicated to continuous improvement to the existing executive compensation program and will review stockholder concerns in designing and implementing the Company’s executive compensation program.

Significant 2011 Compensation Actions.    For 2011, the Committee continued to structure our named executive officers’ pay packages so that a significant portion of their 2011 compensation was put “at risk,” through short-term, performance-based compensation provided under the Management Incentive Plan bonuses and our long-term, performance-based incentives (see “2011 Pay at Risk” below for additional details).

As discussed in detail below, the Committee took the following significant 2011 compensation actions with regard to the named executive officers:

•	Froze Base Salaries. Other than executives promoted to a named executive officer role, the Committee did not approve any increases in base salaries in 2011.

•	Awarded Annual Incentives Below Target. Determined that the Company performance component for the Management Incentive Plan warranted a below-target award of 79%, within the 0 to 150% scale.

•

Deferred 15% of Earned Annual Incentive Award.    Ensuring that our annual incentives continue to provide retention value, we deferred 15% of named executive officers’ Management Incentive Plan bonuses, to be paid out in equal annual amounts over a three-year period, but without any additional premiums on such deferred amounts as was done in the past.

•

Eliminated “Evergreen Provision” in Mr. Kelly’s Employment Agreement.    The Committee and Mr. Kelly agreed to amend his employment agreement to eliminate the “evergreen provision” that automatically renewed the term of the agreement.

•

Eliminated Excise Tax Gross-Ups.    The Committee and Mr. Kelly agreed to eliminate the excise tax gross-up provision from his employment agreement, and the Committee separately eliminated the excise tax gross-up provision from the Company’s Change in Control (“CIC”) Severance Plan.

•

Granted Special LTI Awards.    In May, we approved special, one-time equity awards for Messrs. Kelly and Kim equal to one-half times (0.5x) their respective base salaries to recognize their leadership during turbulent economic times and to focus them on long-term growth opportunities by specifying particular strategic goals (see “Long-Term Incentives—Messrs. Kelly and Kim—Special LTI Award” below).

•

Eliminated Single-Trigger Equity Vesting Upon CIC.    The terms applicable to equity award vesting upon a CIC were modified so that all future awards will have a “double trigger”; i.e., a CIC must occur coupled with a termination of employment within two years afterwards for accelerated vesting to occur.

•

Adopted an Open-Ended Clawback Policy.    The Committee adopted an open-ended clawback policy that applies to the named executive officers and is intended to include the requirements of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Significant 2012 Compensation Actions.    As of the mailing of this proxy statement, the Committee has taken the following significant actions in 2012 with respect to compensation of the named executive officers:

•

Determined to increase the base salary of Mr. Beard from $275,000 to $300,000 in light of the pay opportunities for similarly-situated executives in our 2012 peer group and in recognition of the leadership that Mr. Beard has shown since he assumed the role of General Counsel.

•

Reviewed the Company’s 2011 peer group of companies to determine whether any companies were no longer size-relevant, filed for bankruptcy or were impacted by merger and acquisition activity. Based on this review, the Committee eliminated LECG Corp. and Towers Watson and added CBIZ Inc., Dolan Co., ICF International Inc. and On Assignment Inc.

Executive Compensation Philosophy and Objectives

We believe that our executive compensation programs should (i) link pay with performance, (ii) be aligned with stockholders, (iii) support the execution of our business strategy, and (iv) attract, retain and reward the best talent. To achieve these goals, our executive compensation programs are designed to:

•	Link to stockholder value creation and the long-term profitable growth of the Company;

•	Be market competitive with executive search, leadership advisory and other consulting firms, both public and private, with which we compete for executive talent;

•	Support our key business strategies, as well as our revenue and operating income growth objectives;

•	Be internally fair and equitable between executives;

•	Reflect an executive’s individual performance and career potential; and

•	Encourage Company stock ownership.

Executive Compensation Program Principles

Our Committee uses the following principles to implement our executive compensation philosophy and achieve our executive compensation program objectives:

•

Pay for performance.    A substantial portion of our named executive officers’ compensation is composed of annual and long-term incentive awards that are only earned upon achievement of financial and non-financial objectives that either influence or contribute to stockholder value creation.

•

Reward long-term growth and sustained profitability.    Our named executive officers’ compensation is heavily weighted toward long-term equity awards and at least 65% of total direct compensation is delivered in variable pay. These awards require sustained financial performance to deliver significant value by the Company and encourage our named executive officers to deliver continued growth over an extended period of time. These long-term equity awards, coupled with executive stock ownership guidelines and our mandatory deferral of a portion of any Management Incentive Plan bonuses earned, further assure the alignment of interests between our named executive officers and our stockholders.

•

Attract, retain and motivate the most talented executives.    Our executive compensation must enable us to attract, motivate and retain not only highly talented executives but also search and leadership consultants from both public and private employers with whom we are engaged in a war for top talent critical to our long-term success.

•

Provide modest benefits and limited perquisites.    We provide standard employee benefits, limited financial planning (maximum of $1,080 per year or $3,150 for the first year expenses are incurred) and annual physicals to our named executive officers. No supplemental executive retirement or pension plans for executives are provided beyond our broad-based 401(k) plan. We believe the financial opportunities provided to our named executive officers through our executive compensation program minimize the need for extra benefits or perquisites.

Setting Executive Compensation

Oversight of Compensation Programs.    The Committee is responsible for overseeing our executive compensation programs. Our Chief Executive Officer and Chief Financial Officer, as well as the other executive officers included in the Summary Compensation Table on page 32, are referred to as the “named executive officers” throughout this proxy statement. See pages 12-13 of this proxy statement for more information on the role and responsibilities of the Committee concerning executive compensation and related corporate governance, and page 10 of this proxy statement for a discussion of the Company’s assessment of risk related to its compensation programs.

Role of the Independent Consultant.    As disclosed on page 13 of this proxy statement, the Committee utilized the services of Pay Governance LLC (“Pay Governance”), an independent compensation consulting firm, to advise it on executive compensation, equity plan design and related corporate governance matters, such as the provision of comparative peer group data and assistance in the selection of peer group companies.

Role of Executive Officers in Compensation Decisions.    The Committee approves all compensation decisions for our named executive officers. The Chief Executive Officer annually reviews the performance of each of the named executive officers (other than himself; the Committee with input from the full Board of Directors reviews the Chief Executive Officer’s performance). Following the performance reviews, and with the assistance of the Managing Partner, Operations (the officer whose duties include the Human Resources function), the Chief Executive Officer presents compensation recommendations to the Committee for consideration. The Committee has full discretion to approve, modify or reject any recommended compensation adjustments or awards made to the named executive officers.

Role of the Committee.    The Committee engages in a rigorous process in determining the total compensation of our named executive officers. This process involves setting Company performance and strategic and operational goals for the named executive officers near the beginning of each fiscal year and evaluating the performance of the named executive officers against those pre-established goals. The Committee determines and approves the compensation of the named executive officers based on this evaluation. In evaluating named executive officer compensation, the Committee, as noted above, has retained the services of Pay Governance and considers recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment.

Use of a Peer Group.    The Committee evaluates our executive compensation programs in comparison to those of a select peer group, which in 2011 consisted of 14 similarly-sized public professional services companies. The Committee uses the peer group to compare total direct compensation and the mix of compensation elements for each named executive officer against positions at peer group companies with similar responsibilities. The Committee also uses the peer group to review executive pay programs and practices at those companies.

For 2011 and 2012, the peer groups consisted of the following companies:

Company	2011 Peer Group	2012 Peer Group
The Advisory Board Company	•	•
CBIZ Inc.		•
CIBER, Inc.	•	•
The Corporate Executive Board Company	•	•
CRA International, Inc.	•	•
Dolan Co.		•
FTI Consulting, Inc.	•	•
Hudson Highland Group, Inc.	•	•
Huron Consulting Group, Inc.	•	•
ICF International Inc.		•
Kforce, Inc.	•	•
Korn/Ferry International	•	•
LECG Corp.	•
Navigant Consulting, Inc.	•	•
On Assignment Inc.		•
Resources Connection, Inc.	•	•
Towers Watson	•
TrueBlue, Inc.	•	•

Pay Governance advised the Committee with regard to peer group compensation to assist the Committee in making informed executive compensation decisions. In setting compensation, the Committee often considers the peer group companies with which we directly compete for executive talent and stockholder investment. The Committee also relies on its general knowledge of executive compensation levels and practices. Most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held and therefore not included in the above list of our public peer group companies as information on their compensation practices is difficult to obtain.

We do not set a specific, relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for named executive officer pay levels. Rather, we review the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key named executive officers. To ensure that compensation is linked to performance, our named executive officer compensation program is designed to deliver at least 65% of total direct compensation through variable pay. Our named executive officer compensation program is also designed to ensure that a significant proportion of the named executive officer’s compensation is delivered in equity and thus aligned with the interests of our stockholders.

Overview of Named Executive Officer Compensation Components

Alignment with our executive compensation philosophy is achieved through the executive compensation components for our named executive officers outlined below.

Compensation Element	Compensation Objectives and Principles	Relation to Performance	2011 Actions/Results
Base Salary—Fixed annual cash; paid on a monthly basis

• Compensate named executive officers for services rendered during the year in the form of fixed cash compensation.

• Base salary levels are set to reflect the named executive officers’ role and responsibilities, value to the Company, experience and performance, internal equity and market competitiveness.

		Increases in base salary reflect market positioning, economic conditions and the Committee’s assessment of Company and individual performance over the prior year.	Base salaries were unchanged from 2010; base salaries for our newly-appointed named executive officers were set upon their becoming named executive officers.

Annual Incentives—Cash, paid 85% on an annual basis and 15% on a deferred basis ratably over 3 years

• Motivate and reward named executive officers for achieving specific performance goals over a one-year period.

• Payment is not guaranteed and levels vary according to Company and individual performance.

		75% of the target annual incentive is based on Company performance against pre-established financial goals (Consolidated Net Revenues and Consolidated Operating Margin). The remaining 25% of the target annual incentive is based on achievement of individual performance goals and objectives that are intended to position the Company for success.	The Company performance component paid out at 79% and individual performance components were paid out at between 75% and 125%.

Compensation Element	Compensation Objectives and Principles	Relation to Performance	2011 Actions/Results
Long-Term Incentives (LTI)—Half of the executive’s LTI value is delivered as Performance Stock Units (“PSUs”) with a 3-year performance period	• Align named executive officers’ interests with those of the Company’s stockholders and drive long-term value creation. • Pay for performance. • Reward named executive officers for long-term growth.	Named executive officers can earn between 0% and 200% of the target number of PSUs based on performance achieved during the 3-year performance period.	50% of named executive officers’ LTI value was in PSUs for 2011.

Half of the executive’s LTI value is delivered as Restricted Stock Units (“RSUs”)	• Align named executive officers’ interests with those of the Company’s stockholders and drive long-term value creation. • Attract, retain and reward named executive officers for Company performance.	Prior-year Company performance is one of several factors the Committee considers when determining the size of the LTI grants for a given year.	50% of named executive officers’ LTI value was in RSUs for 2011.

Special one-time LTI award in the form of RSUs with 3-year ratable vesting subject to accelerated vesting if a performance goal is achieved during first year after grant	• Reward long-term growth and sustained profitability. • Attract, retain and motivate.

These awards were made to focus Messrs. Kelly and Kim on long-term growth opportunities.

Granted with 3-year vesting to promote commonality of interest with stockholders, and the accelerated vesting feature helps Messrs. Kelly and Kim to focus on continued strategic performance.

Committee granted Messrs. Kelly and Kim special one-time RSU awards that vest ratably over three years subject to accelerated vesting if a specific performance goal is achieved.

Health and Welfare Benefits—Eligibility to participate in our broad-based health and welfare plans, e.g., health insurance	• Consistent with benefits provided to all Company employees. • Attract, retain and motivate.	Not directly related to performance. Reflects competitive pay practice.	No significant actions regarding health and welfare benefits in 2011.

Compensation Element	Compensation Objectives and Principles	Relation to Performance	2011 Actions/Results
Retirement Plans—Eligibility to participate in our broad-based 401(k) plan for all employees	• Consistent with benefits provided to all Company employees. • Attract, retain and motivate.	Not directly related to performance. Reflects competitive pay practice.	No significant actions regarding retirement plans in 2011.

Perquisites—Financial planning, and annual physicals	• Limited perquisites.	Not directly related to performance.	No significant actions with respect to perquisites in 2011.

2011 Variable Compensation

The Committee believes that our named executive officers should be rewarded upon the achievement of financial and non-financial objectives that either influence or contribute to stockholder value creation. Consistent with our “pay for performance” philosophy, the following charts illustrate the variable compensation that our named executive officers had “at risk” for 2011, looking at base salary, annual incentives and LTI awards:

For Mr. Hicks, we used his annual incentive award under the Management Incentive Plan and excluded his transition bonus described on page 25 of this proxy statement.

Chief Executive Officer Target vs. Actual Pay

The calculation of total compensation, as shown in the 2011 Summary Compensation Table set forth on page 32, is required to include several items that are driven by accounting assumptions. These accounting assumptions are not necessarily reflective of compensation actually realized by our Chief Executive Officer in a particular year. To clarify this disclosure, we have included the additional chart below, which illustrates the differences between the targeted compensation for our Chief Executive Officer in each of the last three years and the amount of compensation he actually earned. Actually earned amounts include salary and amounts earned under our Management Incentive Plan as well as stock-based awards that vested during each year (Mr. Kelly did not exercise any of his outstanding stock options during the past three years):

Base Salary

For each named executive officer, base salaries are reviewed against levels for positions with similar responsibilities at the peer group companies, using the comparative data prepared by the Committee’s compensation consultant. The Committee then considers individual performance, internal pay equity, functional expertise, experience and scope of responsibilities in approving any changes to the base salary.

As a reflection of the continued challenging economic environment, management did not recommend, and the Committee did not approve, any changes to the base salaries for the named executive officers in 2011. In connection with his promotion from Managing Partner, Transformation (a consulting role) to Managing Partner, Operations (a management role), Mr. Hicks’s base salary was set at $350,000.

Annual Incentives

Management Incentive Plan.    Annual incentives for the named executive officers are provided pursuant to our MIP.

The MIP is primarily designed to link an executive officer’s performance to the attainment of specific Company financial and individual performance goals, under a performance-based formula. Additionally, this formula is intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (further discussed in “Deductibility of Executive Compensation” below). Generally, each named executive officer has a target incentive opportunity under the MIP equal to 100% of the named executive officers’ base salary. Please see the Grants of Plan-Based Awards Table on page 34 for details on non-equity incentive plan levels approved by the Committee in 2011 for the named executive officers.

The Committee sets formal Company and individual performance goals for the Chief Executive Officer and the other named executive officers at the beginning of the performance period. These goals consist of both quantitative and qualitative performance objectives. The Committee considers the reviews conducted by the Chief Executive Officer of the other named executive officers and conducts its own review of the Chief Executive Officer’s performance against those pre-established performance objectives. The Committee also considers Company performance milestones achieved during the year. For 2011, the Company performance milestones included:

•	Increasing our net revenue by 7% to $527.8 million in a challenging economic environment;

•	Improving our operating margin, excluding the impact of impairment and restructuring charges;

•	Recruiting 59 new partners, principals and associate principals to strategically enhance our talent pool and promoting 63 consultants to positions of greater responsibility;

•	Reducing our overall consulting ranks by 10% to improve our near-term performance;

•	Closing 11 smaller offices in order to better align our geographies with our clients and provide the capital necessary for targeted investments;

•	Streamlining our management structure to increase efficiency and lower costs;

•	Strengthening the Company’s regional operations management to complement the existing industry practices; and

•

Selecting individuals to lead key operations for the Company—Finance (Chief Financial Officer), Operations, including Information Technology and Human Resources (Managing Partner, Operations), and Leadership Consulting.

MIP: Company Performance Component.    For 2011, the MIP had a financial component (75% weighting) and an individual component (25% weighting). The financial component consisted of an alignment matrix that blended consolidated net revenue goals with consolidated operating margin goals. The payout ranged from 0% to 150% of the target bonus opportunity depending on financial performance. If actual results for both financial performance goals were below the threshold level, no payment would be made pursuant to the matrix.

	Threshold	Target	Maximum	Actual
Financial Performance
Consolidated Net Revenue	$510M	$540M	$560M	$527.8M
Consolidated Operating Income Margin	6%	8%	>10%	6%*
MIP Payout (as a % of Target)	50%	100%	150%	79%*	*

*	Presented on an as adjusted basis; excludes impairment and restructuring charges.

**	Established by the Committee in accordance with the actual results of the Company and the terms of the MIP.

Our 2011 consolidated net revenue result was $527.8 million and our 2011 operating loss for the year was $10.9 million. Excluding the impact of the restructuring and impairment charges, our operating income for the year would have been $31.8 million and our operating margin would have been 6%. As previously discussed, the Committee bases its compensation decisions on our financial results, excluding impairment and restructuring charges. The Committee concluded, based on our 2011 results, primarily focusing on the consolidated net revenue achieved by the Company and the performance milestones identified above, that a payout of 79% of the 75% of the MIP bonuses subject to the Company performance component was warranted given the performance achieved on consolidated net revenue and consolidated operating income margin, excluding the impact of the impairment and restructuring charges.

MIP: Individual Performance Component.    In addition to the performance achieved under the Company performance component of the MIP awards, the Committee reviewed the 2011 performance of each of the named executive officers versus the individual strategic and operational goals set for each by the Committee in 2011 and applied its subjective discretion, after considering the CEO’s recommendations for each of the other named executive officers, to determine that the individual component of the MIP should be paid out at 75% to 125% of the targeted amount for these named executive officers. A description of the individual component of the MIP bonus, the individual performance goal percentage payout and the strategic and operational goals for each named executive officer is set forth below.

•

Kevin Kelly:    The Committee determined that the individual component of Mr. Kelly’s MIP bonus would be paid out at 75% of target, or $157,500. The determination of Mr. Kelly’s individual performance component was based on the Committee’s assessment of the Company’s overall financial performance, business development and talent development. Specifically, the Committee found that Mr. Kelly had helped strengthen the leadership team and the Company by adding key talent and strategically enhancing our broader talent pool, engaged internal and external constituencies regarding the Company’s strategy and direction, initiated discussions with companies that led to their engagement of the Company, re-positioned the firm and re-calibrated the skill mix of our consultants by leading the Company’s restructuring initiatives, participated in a number of diversity working sessions and/or speaking engagements and helped minimize the Company’s unplanned turnover in 2011.

•

Richard W. Pehlke:    The Committee determined that the individual component of Mr. Pehlke’s MIP bonus would be paid out at 115% of target, or $62,891. The determination of Mr. Pehlke’s individual performance component was based on the Committee’s assessment of the Company’s overall financial performance, operational improvements, improvements in financial processes and talent development. Specifically, the Committee found that Mr. Pehlke had successfully managed the restructuring and impairment charges incurred by us as part of our restructuring initiatives, engaged with our investment community, implemented structural changes designed to improve financial processes and filled key finance roles in the Company.

•

Timothy C. Hicks:    The Committee determined that the individual component of Mr. Hicks’s MIP bonus would be paid out at 125% of target, or $103,339. The determination of Mr. Hicks’s individual performance component was based on the Committee’s assessment of the role that Mr. Hicks assumed with the Company, improvements in the Company’s operational leadership structure and improvements in HR processes. Specifically, the Committee found that Mr. Hicks led the closure of multiple offices during the Company’s restructuring initiatives, had a key role in the creation and implementation of the Company’s organization structure, accomplished significant progress on the design and implementation of compensation plans for the Company’s associate principals and principals, led the Company’s relationship with a key client and successfully transitioned this relationship to another partner, co-led a significant business development effort, worked on optimizing the Company’s compensation structure with top producers, and led efforts to clarify many Company policies.

•

Stephen W. Beard:    The Committee determined that the individual component of Mr. Beard’s MIP bonus would be paid out at 115% of target, or $79,063. The determination of Mr. Beard’s individual performance component was based on the Committee’s assessment of expense management leadership, support of business development activities, operational improvements and talent development. Specifically, the Committee found that Mr. Beard had achieved a 35% reduction in overall legal expenses compared to his department’s original 2011 budget, provided timely and effective legal and compliance support for key firm initiatives, enhanced his department’s work management tool to provide improved capabilities for planning and reporting, implemented an electronic board portal, provided training to executives and operational management on various topics and supported diversity initiatives.

Consequently, the Committee approved the 2011 MIP payouts as follows (“Target” refers to the annual incentive award opportunity established at the beginning of 2011 or when an executive became eligible for participating in the MIP, while “Actual” refers to the annual incentive award actually earned for 2011):

For the dollar amounts awarded to the named executive officers under the MIP, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 32.

Because their resignations as named executive officers occurred prior to the date the MIP bonuses were paid, Mr. Caldera, our former Chief Human Resources Officer, and Mr. Krenz, our former Chief Financial Officer, did not receive a MIP bonus. In connection with his return to a consulting role, Mr. Kim was eligible for a prorated MIP bonus based on his 9 1/2 months of service as an executive in 2011, which was determined to be $351,797, under the terms of his employment agreement.

Mr. Hicks—Transition Bonus.    Prior to his promotion, Mr. Hicks had an annual cash incentive target opportunity equal to 20% of his Fee and Source of Business (SOB) credits under the Company’s Fee and Source of Business Plan (the “FSOB Plan”). The FSOB Plan covers all employees in a consultant role and provides a tiered benefit opportunity based on the revenue credits earned by the consultant for both origination of new business and for execution of client service engagements. The FSOB Plan is paid annually in March with 15% deferred ratably over 3 years. Upon his promotion, Mr. Hicks was no longer eligible to participate in the FSOB Plan and forfeited his rights under that plan. Based on his FSOB credits earned prior to being promoted, and in recognition of the many duties and responsibilities that Mr. Hicks assumed prior to formally being promoted to his new role, the Committee granted Mr. Hicks a one-time transition bonus of $100,000. This transition bonus is reported in the “Bonus” column of the Summary Compensation Table on page 32.

Mr. Pehlke—Minimum Guaranteed Bonus.    In connection with his new-hire employment agreement, Mr. Pehlke was provided a minimum guaranteed bonus under his employment agreement (further described in Employment and Separation Agreements below) in the amount of $109,275 for 2011, which reflects 50% of his prorated target bonus under the MIP. This minimum guaranteed bonus is reported in the “Bonus” column of the Summary Compensation Table on page 32.

Long-Term Incentives

The Committee approved certain long-term incentives for the named executive officers that were provided under our 2007 GlobalShare Program. Our LTI program for named executive officers is designed to:

•	Align named executive officers’ interests with those of our stockholders;

•	Motivate named executive officers to enhance our revenues and profitability;

•	Facilitate ownership of Company stock and the achievement of stock ownership guidelines; and

•	Attract and retain top talent.

For 2011, 50% of the LTI value was delivered in PSUs and 50% was delivered in RSUs to our named executive officers. Please see the Grants of Plan-Based Awards Table on page 34 for more details on the equity grants that the Committee approved.

For 2011, Mr. Kelly had an annual LTI award target of 125% of base salary while each of the other named executive officers had an LTI target opportunity equal to 100% of the named executive officers’ base salary, except for Messrs. Pehlke and Hicks who did not participate in the 2011 annual equity grants because they became named executive officers after the 2011 equity award grant date. The LTI targets, discussed in more detail below, were based on the Committee’s review of publicly disclosed data for our 2011 peer group for each position and internal pay equity considerations, as well as the Chief Executive Officer’s recommendations and a review of individual performance and potential.

Performance Stock Units

2011-2013 Performance Stock Units.    In 2011, PSUs were granted to all named executive officers except Mr. Pehlke, who joined the Company in August 2011, and Mr. Hicks, who became an executive officer in October 2011 in connection with his promotion. The PSUs granted in 2011 are earned based on the level of attainment of Company operating income performance goals during the three-year period beginning January 1, 2011 compared to our annual operating plan goals for that period. On March 8, 2011, the Committee set the 2011 operating income goal at $42.8 million. While we did not achieve our operating income goal in 2011, the final award is based on the average of the Company’s operating income goal during the three-year performance period. Therefore, if we achieve the operating income goals in 2012 and 2013, we expect the PSUs to pay out at target (i.e., at 100% of the target number of PSUs awarded to the named executive officers). The Committee will establish future operating income goals in the beginning of 2012 and 2013. After the end of the three-year period, the target number of PSUs will be adjusted based on the average operating income (expressed as a percentage of target operating income) for each annual performance period as follows:

Average Percentage of Operating Income	Percentage of Target PSUs Vesting
125% or More	200% (Maximum)
100%	100% (Target)
75%	50% (Threshold)
Less than 75%	0%

(For performance greater than 100% and less than 125%, or performance less than 100% and greater than 75%, the vesting percentage will be interpolated.) The PSUs, as adjusted to reflect Company performance, vest on March 8, 2014.

We decided to implement the above approach to setting performance goals for our PSUs using a three-year average performance approach because:

•

Line of sight between operating goals and executive performance is increased, and named executive officers can be better held accountable for the actual performance achieved relative to the performance goals established;

•	This approach better enables us to focus on the necessary strategic goals;

•	Final awards are based on average performance over a 3-year period, which provides greater focus on sustained long-term results; and

•	The reestablishment of goals annually allows for more realistic goal setting in a volatile economic environment.

The value of each PSU is based on our closing stock price on the date of grant. All PSUs are credited with dividend equivalents that are payable in cash following the vesting of the underlying PSUs. The primary purpose of crediting dividend equivalents on PSUs is to provide the participant with the same economic benefit received by stockholders over the course of the vesting period, but only to the extent the PSUs vest.

2010-2012 Performance Stock Units.    In 2010, the Company granted PSUs to Mr. Kelly that will be earned by Mr. Kelly if operating income goals are achieved during the three-year period beginning January 1, 2010. The Company did not meet the operating income goals for 2010 or 2011. The Committee will establish the final operating income goal for the 2010-2012 PSUs in the beginning of 2012. Any payment under the 2010-2012 PSUs will vest in fiscal 2013 upon the achievement of the operating income goals and has no impact on long-term performance-based compensation payable for the named executive officers in fiscal 2011.

Payout of 2009-2011 Relative TSR Performance Stock Units.    In 2009, Mr. Kelly was granted PSUs with a relative total shareholder return (TSR) performance metric that measured the Company’s relative TSR performance against a selected group of companies from January 1, 2009 through December 31, 2011. The Company’s relative TSR during this period placed it in the 50th percentile of the group. Thus, the Relative TSR PSUs paid out in March 2012 at target, or 26,250 shares, for Mr. Kelly. While the payout of this award was dependent upon our relative TSR performance, it also reflects the movement in our stock price from the date of grant through the date of payout.

Restricted Stock Units.    Our RSU awards generally vest in equal installments over a three-year period, with one-third vesting on each anniversary of the date of grant and, upon vesting, are paid out to the named executive officer in shares of Company stock on a one-for-one basis.

The Committee approves a dollar amount for each RSU award. The number of RSUs is determined by dividing the grant amount by the closing stock price on the date of grant. All outstanding RSUs are credited with dividend equivalents that are payable in cash following the vesting of the underlying RSUs. The primary purpose of crediting dividend equivalents on RSUs is to provide the participant with the same economic benefit as stockholders over the course of the vesting period, but only to the extent the RSUs vest.

Messrs. Kelly and Kim—Special LTI Award.    In May 2011, the Committee granted Messrs. Kelly and Kim special LTI awards in the form of RSUs that will vest ratably on the first, second and third anniversary of their grant, subject to earlier acceleration upon the one-year anniversary of grant if a performance goal is achieved. The Committee defined the performance goal as the Company achieving 10% or more year-over-year growth of certain strategic client accounts between May 2011 and April 2012. We expect that the performance goal will not be achieved at the end of the performance period and the vesting of the special LTI awards will not be accelerated. Please see the Grants of Plan-Based Awards Table on page 34 for more details on these awards.

Mr. Pehlke RSU Grant—In connection with his new-hire employment agreement, Mr. Pehlke was granted an RSU award equal to $200,000, which will vest ratably on the first, second and third anniversaries of the grant date.

Equity Grant Dates.    On September 24, 2010, the Committee approved six specific 2011 equity grant dates, which were set outside of our stock trading blackout periods. All equity-based awards made to the named executive officers, described above, were granted on one of those six preapproved dates. All equity awards were approved by the Committee in advance of the predetermined grant dates.

Stock Ownership Guidelines.    To enhance the alignment of named executive officers’ interests with that of stockholders, we maintain stock ownership guidelines that were amended by the Committee on May 24, 2007. Each named executive officer has five years to achieve a stock ownership level equal to a multiple of base salary. The stock ownership guidelines are as follows:

•	Chief Executive Officer: 3x base salary

•	Other Named Executive Officers: 2x base salary

In determining compliance with these guidelines, we include both direct stock ownership and RSU grants, but do not consider PSUs.

As of the mailing of this proxy, each of the named executive officers either satisfied the stock ownership guidelines or was on track to do so within the requisite five-year period.

While we maintain executive stock ownership guidelines, we do not have a policy mandating a post-vesting holding period on earned or vested shares.

Perquisites and Other Personal Benefits

We provide our named executive officers with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance and participation in our 401(k) plan. The named executive officers are also reimbursed for expenses incurred for an annual physical examination and for financial planning services (maximum reimbursement for financial planning is $1,080 per year or $3,150 if expenses are incurred for the first time).

Other Executive Compensation Arrangements

We have adopted other executive compensation arrangements, including our Change in Control Severance Plan (“CIC Plan”), designed to retain executives in a period of uncertainty; our Management Severance Pay Plan, designed to provide financial assistance to executives following termination of employment; and employment agreements with each named executive officer. The material terms and conditions of these plans and agreements are summarized below.

Change in Control Severance Plan.    We maintain a CIC Plan for certain of our executives, including the named executive officers. The CIC Plan provides severance benefits to the executive if his or her employment is terminated by us without “cause”, or if he or she terminates employment with us for “good reason” (each term as defined in the Plan), within two years after a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control). The severance benefits payable to the named executive officers under the CIC Plan, as well as other material terms and conditions, are described in detail under the section of this proxy statement entitled “Potential Payments upon Termination or a Change in Control.”

We believe that the protection and benefits provided by the CIC Plan motivate our executives to act in the best interests of our stockholders by removing the distraction of post-change of control uncertainties faced by the executive officers with regard to their continued employment and compensation. Change in control protection for executives is also prevalent in the competitive environment in which we operate. The CIC Plan also contains restrictive covenants that prohibit the executives from competing and soliciting clients and employees for a certain period of time following a termination of employment.

Effective December 29, 2011, the Company amended and restated the Heidrick & Struggles International, Inc. Change in Control Severance Plan. The material amendments are as follows:

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The excise tax gross-up provision was replaced with a “best net after-tax” provision. Specifically, the CIC Plan now provides that in the event it is determined that any payments provided to participants in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, or interest or penalties would be incurred by the participants with respect to such excise tax, any payment will be reduced to $1.00 below the amount that would otherwise become subject to the excise taxes imposed on such payment, or paid in full, whichever produces the best net after-tax result to the participants.

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Stock awards or stock-based awards granted to CIC Plan participants will be subject to double-trigger accelerated vesting provisions, wherein after both a change in control and a CIC Plan participant’s termination of employment for certain reasons within the 2-year period beginning on the date of a change in control, the unvested stock awards immediately vest.

Management Severance Pay Plan.    We maintain a Management Severance Pay Plan (the “Severance Plan”) that provides severance benefits to certain eligible employees, including the named executive officers. Benefits are paid to an eligible employee who is involuntarily terminated by us for other than cause (as defined in the Plan) and is not offered employment with the Company or a successor to the Company. The severance benefits payable to the named executive officers under the Severance Plan, as well as other material terms and conditions, are described in detail under the section of this proxy statement entitled “Potential Payments upon Termination or a Change in Control.”

Employment and Separation Agreements

We have employment agreements with each continuing named executive officer. We also entered into separation agreements with Messrs. Caldera and Krenz in connection with their resignations from the Company. The material terms and conditions of these agreements are summarized below.

L. Kevin Kelly.    In connection with his appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Kelly dated March 29, 2007. The agreement provides for an annual base salary of $800,000, subject to annual increase (but no decrease), participation in the MIP at the Tier I level, participation in our equity programs, participation in our benefit plans at the same level as other senior executives and relocation benefits. The agreement also provides severance benefits in the event Mr. Kelly’s employment is terminated by us without cause or by Mr. Kelly for good reason, before or following a change in control (these benefits are in lieu of any benefits paid under the Severance Plan or CIC Plan). The agreement includes one-year post-termination non-solicitation and non-competition restrictions.

On December 30, 2011, the Company entered into an amended and restated employment agreement with Mr. Kelly that reflected the following materials amendments:

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The “evergreen provision” that automatically renewed the term of the original employment agreement was replaced with a provision stating that the employment agreement would be effective for a term commencing on December 30, 2011 and ending on December 30, 2014. The amended and restated employment agreement is renewable upon the mutual agreement of the parties.

•	The excise tax gross-up provision contained in the original employment agreement was replaced with a best net after-tax provision.

•

The definition of “Cause” was revised to also include Mr. Kelly’s knowingly engaging in conduct which directly causes a material misstatement of one or more of the Company’s financial statements for the current year or the three prior years, if and to the extent that such misstatement results in the recoupment of compensation pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Richard Pehlke.    On August 15, 2011, Mr. Pehlke was appointed as our Executive Vice President and Chief Financial Officer. Mr. Pehlke’s letter agreement provides that he is eligible to receive an annual base salary of $375,000, a target bonus opportunity equal to 100% of base salary (prorated for 2011), a minimum guaranteed bonus for 2011 equal to $109,275 (reflecting 50% of his 2011 bonus opportunity), participation in the CIC Plan and Severance Plan at the Tier I level, participation in our equity programs, and participation in our benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions. Mr. Pehlke also received an equity award of RSUs having a value of $200,000 (as measured by the closing price of a share of our common stock on the grant date). Prior to joining the Company, Mr. Pehlke provided services to the Company pursuant to a consulting agreement dated May 16, 2011 which terminated upon execution of an employment letter agreement on August 15, 2011. Mr. Pehlke received $94,500 for the consulting services that he provided to the Company prior to joining the Company, and he received $5,902 in health care and office rental reimbursements while serving as a consultant.

Timothy Hicks.    In connection with his promotion to Managing Partner, Operations on October, 11, 2011, we entered into an employment agreement with Mr. Hicks dated March 7, 2012, effective as of October 11, 2011. The agreement provides for an annual base salary of $350,000, participation in the MIP at Tier I, a target bonus opportunity equal to 100% of base salary (prorated for 2011), a transition bonus of $100,000 paid in March 2012 which is in lieu of Mr. Hicks’s search consultant bonus under the FSOB Plan, participation in the CIC Plan and Severance Plan at the Tier I level, participation in our equity programs and participation in our benefit plans at the same level as other senior executives. The employment agreement provides for transition compensation if Mr. Hicks returns to a full-time consulting role with us. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Stephen W. Beard.    In connection with his promotion to Executive Vice President, General Counsel and Secretary, we entered into an employment agreement with Mr. Beard dated February 11, 2011, which was amended and restated on May 18, 2011. The agreement provides for an annual management salary of $275,000 (as was effective upon his promotion date in November 2010), subject to annual review (but no decrease), participation in the MIP at Tier I, a target bonus opportunity equal to 100% of base salary, participation in the CIC Plan and Severance Plan at the Tier I level, participation in our equity programs, and participation in our benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Compensation Actions and Agreements with respect to Former Named Executive Officers

In October 2011, Mr. Kim decided to return to a consulting role. In October 2011, Mr. Caldera decided to resign and leave his role as an executive officer with the Company effective at the end of the year, and Mr. Krenz resigned as of April 22, 2011.

S. John Kim.    In accordance with the terms of his employment agreement, upon his return to a full-time consulting role with us, Mr. Kim, our former Managing Partner, Global Practice, is eligible for transition compensation. The transition compensation includes a salary of $400,000, a minimum Fee/SOB bonus of $208,333, and additional credits under the FSOB Plan. Additionally, pursuant to his employment agreement, Mr. Kim was entitled to a prorated MIP bonus based on his 9 1/2 months of service as an executive in 2011, which prorated amount was determined to be $351,797.

Richard J. Caldera.    Mr. Caldera resigned as the Company’s Chief Human Resources Officer on December 31, 2011, but agreed to remain with the Company as an executive officer through March 12, 2012 to ensure an orderly transition of his duties and responsibilities. Mr. Caldera’s salary continued through the end of the year. Mr. Caldera did not receive a bonus for 2011. Upon his departure, Mr. Caldera entered into a separation agreement with the Company. Under the terms of the separation agreement, and consistent with the Management Severance Pay Plan, the Company agreed to pay Mr. Caldera $975,000, which represented 1 1/2 times his base salary and target bonus. The separation payment will be paid in equal monthly installments over the 18-month severance period. Mr. Caldera is eligible for company-paid health premiums for continuation coverage health benefits during the 18-month severance period and outplacement services until November 30, 2012. Mr. Caldera agreed to the continuation of several covenants, including confidentiality, non-solicitation and non-competition for a period of one year following his termination, in order to receive the separation payments.

Scott Krenz.    Mr. Krenz resigned as the Company’s Chief Financial Officer on April 22, 2011. His salary continued through his date of termination. Mr. Krenz did not receive a bonus for 2011. As part of his departure, Mr. Krenz entered into a separation agreement with the Company, under which the Company agreed to pay Mr. Krenz $1,125,000, which represented 1 1/2 times his base salary and target bonus, consistent with the Management Severance Pay Plan. The separation payment will be paid in equal monthly installments over the 18-month severance period. Mr. Krenz was eligible for company-paid health premiums for continuation coverage health benefits and outplacement services until March 31, 2012. Mr. Krenz agreed to the continuation of several covenants, including confidentiality, non-solicitation and non-competition for a period of one year following his termination, in order to receive his severance payments.

Required Dodd-Frank Recoupment of Executive Compensation

We have adopted an open-ended clawback policy which will incorporate the Securities and Exchange Commission’s forthcoming rules regarding the recoupment of executive compensation (i.e., clawbacks) under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the Sarbanes-Oxley Act of 2002 requirements. This policy will be applied to all applicable incentive compensation for our named executive officers and will enable the Company to take the steps necessary to recoup executive compensation when warranted.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deduction that a publicly held corporation is allowed for compensation paid to the chief executive officer and the other three most highly compensated executive officers other than the chief financial officer. Amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. We consider ways to maximize the deductibility of executive compensation but reserve the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States. We have taken appropriate steps, including obtaining stockholder approval, with the intention of enabling stock options and performance-based awards made pursuant to the GlobalShare Program and annual incentives under the MIP to be fully deductible where consistent with our compensation strategy.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jill Kanin-Lovers (Chair)

Mark Foster

Jane D. Hartley

Gary E. Knell

SUMMARY COMPENSATION TABLE FOR 2011

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009.

Name & Principal Position	Year	Salary ($) (4)		Bonus ($) (6)	Stock Awards ($) (7)	Non-Equity Incentive Plan Compensation ($) (8)	All Other Compensation ($)		Total ($)
L. Kevin Kelly	2011	840,000		—	1,550,017	655,200	6,523		3,051,740
Chief Executive Officer (1)	2010	840,000		—	1,050,020	0	791		1,890,811
	2009	770,000		—	828,450	338,000	12,146		1,948,596

Richard W. Pehlke	2011	269,500	(5)	109,375	200,000	83,125	5,902		667,902
Chief Financial Officer

Timothy C. Hicks	2011	331,250		100,000	112,498	299,269	526		843,543
Managing Partner, Operations

Richard J. Caldera	2011	325,000		—	325,018	—	1,587		651,605
Chief Human Resources Officer (2)	2010	325,000		—	325,002	131,000	208		781,210
	2009	297,917		—	281,799	134,000	3,756		717,472

Stephen W. Beard	2011	275,000			275,007	242,000	365		792,372
General Counsel and Corporate Secretary	2010	260,417	(9)	—	215,012	100,000	2,500		577,929

S. John Kim	2011	677,083		208,333	1,125,009	351,797	392		2,362,614
former Managing Partner, Global Practices (3)	2010	650,000		400,000	1,199,994	—	—		2,249,994

Scott J. Krenz	2011	125,000		—	374,975	—	1,132,351	(10)	1,632,326
former Chief Financial Officer	2010	375,000		—	375,011	—	122		750,133
	2009	343,750		—	309,951	145,000	1,018		799,719

(1)	The comparability of Mr. Kelly’s total compensation between periods is impacted by the awards earned by Mr. Kelly in the period. For example, in 2010, Mr. Kelly voluntarily forfeited any MIP award to which he may have been eligible in response to cost-savings initiatives undertaken by the Company. In 2011, Mr. Kelly’s total compensation reflects an award under the MIP and the payout of a performance stock unit award granted in 2009 that was earned by Mr. Kelly in 2011.

(2)	Mr. Caldera ceased serving as the Chief Human Resources Officer of Heidrick & Struggles on December 31, 2011.

(3)	In October 2011, Mr. Kim returned to a consulting role with the Company. Mr. Kim’s transition compensation is discussed in further detail on page 30.

(4)	2009 salaries for named executive officers shown in the Summary Compensation Table reflect a voluntary one month salary suspension, while both the 2010 and 2011 salaries disclosed in the table reflect a full 12 months of the annual salary in effect (except for Messrs. Pehlke and Krenz who were not employed by the Company for all of 2011).

(5)	The salary amount for Mr. Pehlke includes $94,500 in consulting fees that Mr. Pehlke received prior to joining the Company. During Mr. Pehlke’s transition from a consultant to the Company’s Chief Financial Officer, he received a one-time payment of $31,250 due to administrative error. The error was discovered in 2012 and will be repaid by Mr. Pehlke in 2012.

(6)	For Mr. Pehlke, the Bonus amount in 2011 represents a minimum guaranteed bonus of $109,375. For Mr. Hicks, the Bonus amount in 2011 represents $100,000 which was awarded to him as a one-time transition bonus. For Mr. Kim, the Bonus amount in 2011 represents a minimum guaranteed bonus under the Company’s FSOB plan.

For Mr. Kim, the amount in 2010 represents a transition bonus paid to Mr. Kim pursuant to his employment agreement in lieu of his pre-promotion FSOB bonus opportunity. Of this amount, 85% was paid in cash on March 15, 2011 and the remaining 15% will be paid in cash ratably in three installments over three years beginning on February 29, 2012.

(7)	This column reflects the grant date fair value of RSUs and PSUs calculated in accordance with FASB ASC Topic 718. The fair value of the RSUs was based on the closing price of the common stock on the grant date. For 2011 and 2010, the fair value of the PSUs was estimated based on our stock price on the grant date. The maximum potential value of the outstanding RSUs and PSUs using the closing stock price on the grant date for each of the named executive officers is: Mr. Kelly: $1,550,017; Mr. Pehlke $200,000; Mr. Hicks $112,498; Mr. Caldera; $325,018; Mr. Beard: $275,007; Mr. Kim: $1,125,009; and Mr. Krenz: $374,975. As a result of his resignation in 2011, the RSU and PSU awards of Mr. Krenz were forfeited.

For 2009, the fair value of the PSUs was estimated on the date of grant using the Company’s realized or simulated stock price as well as the Company’s realized or simulated total shareholder return (TSR) relative to the TSR of each of the other companies in a prescribed set of peer companies over the performance period.

For a discussion of the assumptions and methodologies used to calculate the grant date fair value of these awards, please see the discussion of equity awards contained in Note 15 to the Company’s consolidated financial statements included as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(8)	The amounts in this column for 2011 reflect total awards under the MIP to Messrs. Kelly, Pehlke, Hicks, Beard and Kim, 85% of which were paid in cash on March 8, 2012 and the remaining 15% of which were mandatorily deferred and will be paid in cash ratably in three installments over three years beginning on February 28, 2013. Messrs. Caldera and Krenz did not receive a MIP payment.

The amounts in this column for 2010 reflect the total awards under the MIP to Messrs. Caldera and Beard, 85% of which were paid in cash on March 15, 2011 and the remaining 15% of which were mandatorily deferred and will be paid in cash ratably in three installments over three years beginning on February 29, 2012.

The amounts in this column for 2009 reflect total awards under the MIP to the named executive officers, which were paid in cash on March 15, 2010.

The non-equity incentives are discussed in further detail starting on page 22.

(9)	Mr. Beard received a $210,000 salary for his position as Deputy General Counsel from January 1, 2010 until his appointment as our General Counsel in November 2010, when his salary was increased to $275,000. Mr. Beard was also paid a monthly cash stipend of $7,500 for each month during which he performed the roles of both Deputy General Counsel and Interim General Counsel.

(10)	Mr. Krenz resigned from the Company as of April 22, 2011. The amounts in this column paid to Mr. Krenz include $1,125,000 of severance, $6,986 of Company-paid health care premiums from April 22, 2011 through September 29, 2011 and $365 in gifts. Mr. Krenz’s severance arrangements are discussed in further detail on page 31.

GRANTS OF PLAN-BASED AWARDS IN 2011

The table below sets forth certain information with respect to non-equity incentive plan awards that could be earned and equity granted during the fiscal year ended December 31, 2011 for each named executive officer.

Name & Principal Position	Grant Date for Equity Awards (1)	HRCC Approval Date (2)	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)(6)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (7) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Kevin Kelly	—	—	0	840,000	1,260,000
Chief Executive Officer	8 Mar 11	31 Jan 11							19,316			525,009
	8 Mar 11	31 Jan 11				0	19,316	38,632				525,009
	18 May 11	15 Mar 11							25,641			500,000

Richard W. Pehlke	—	—	0	218,750	328,125
Chief Financial Officer	28 Sep 11	3 Aug 11							12,070			200,000

Timothy C. Hicks	—	—	0	330,556	495,834
Managing Partner, Operations	8 Mar 11	31 Jan 11							4,139			112,498

Richard J. Caldera	—	—	0	325,000	487,500
Chief Human	8 Mar 11	31 Jan 11							5,979			162,509
Resources Officer	8 Mar 11	31 Jan 11				0	5,979	11,958				162,509

Stephen W. Beard	—	—	0	275,000	412,500
General Counsel &	8 Mar 11	31 Jan 11							5,059			137,504
Corporate Secretary	8 Mar 11	31 Jan 11				0	5,059	10,118				137,504

S. John Kim	—	—	0	750,000	1,125,000
former Managing Partner,	8 Mar 11	31 Jan 11							13,797			375,002
Global Practices	8 Mar 11	31 Jan 11				0	13,797	27,594				375,002
	18 May 11	15 Mar 11							19,231			375,005

Scott Krenz	8 Mar 11	31 Jan 11							6,898			187,488
former Chief Financial Officer	8 Mar 11	31 Jan 11				0	6,898	13,796				187,488

(1)	This date reflects the actual date that the grant of the named executive officer’s equity award occurred.

(2)	This date reflects the date that the Committee approved the grant of the named executive officer’s equity award.

(3)	These columns show amounts payable under the MIP for meeting specified levels of performance in 2011. These amounts reflect the range of potential payouts when the performance goals were set in 2011. The amounts actually paid under the MIP appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 32. If the performance goals based on Company financial performance are not met at the threshold level (which would provide a payment equal to 60% of target), the amount, if any, payable under the MIP with respect to that component is at the discretion of the Committee. Except as discussed below, target level is equal to 100% of base salary and the maximum level is equal to 150% of salary. Mr. Pehlke became an executive officer during 2011, and consequently, his target amount under the MIP for 2011 was prorated to reflect his service following his appointment. The target bonus opportunity for Mr. Hicks was $252,768 for service through his promotion on October 11, 2011 and $77,788 from October 11, 2011 to December 31, 2011. Mr. Caldera was not paid any portion of his MIP bonus because he was not serving as an executive officer of the Company on the payment date. Mr. Kim returned to a client-facing role in October 2011, and was, therefore, eligible for only a pro-rated portion of his MIP bonus for services provided prior to his change in position.

(4)	These columns show grants of PSUs awarded to the CEO and the other named executive officers in 2011 under our GlobalShare Program. The PSUs are stated at their target number of shares and they vest under their terms, if at all, in full on the third anniversary of the grant date. Upon vesting, the recipients will receive from 0% to 200% of the target number of shares based on our average percentage of Operating Income achieved over the performance period relative to the target Operating Income. The unvested PSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the PSUs vest.

(5)	This column reflects grants of RSUs awarded in 2011 under our GlobalShare Program. All the RSUs vest in equal installments over a three-year period beginning on the first anniversary of the grant date. All unvested RSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the RSUs vest. Mr. Pehlke’s award of 12,070 RSUs was made to him in connection with joining the Company.

(6)	For Messrs. Kelly and Kim, this column also reflects their May 18, 2011 special equity grants in the form of RSUs that will vest on the third anniversary of their grant, subject to accelerated vesting on the one-year anniversary of grant if a performance goal is achieved. The Committee defined the performance goal as the Company achieving 10% or more year-over-year growth of certain accounts between May 2011 and April 2012.

(7)	This column reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs is based on the closing price of the common stock on the grant date. The fair value of the PSUs was estimated based on our closing stock price on the grant date; the ultimate number and value of PSUs earned over the performance period from January 1, 2011 through December 31, 2013 will depend on our average Operating Income achieved relative to the target Operating Income and the price of our stock at vesting.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The table below includes certain information with respect to stock options, restricted stock units and performance stock units previously awarded to the named executive officers that were outstanding at the fiscal year ended December 31, 2011.

Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (2)
L. Kevin Kelly	31,250(3)			$48.45	30-Mar-12	8,750(6)	188,475	26,250(15)	565,425
Chief Executive Officer	55,935(4)			$33.79	6-Mar-18	12,217(7)	263,154	18,545(16)	399,459
						19,316(8)	416,067	19,316(17)	416,067
						25,641(9)	552,307

Richard W. Pehlke						12,070(10)	259,988
Chief Financial Officer

Timothy C. Hicks						4,139(8)	89,154
Managing Partner, Operations

Richard J. Caldera	7,000(5)			$28.65	30-May-18	2,977(6)	64,125	8,929(15)	192,331
Chief Human Resources						3,782(7)	81,464	5,740(16)	123,640
Officer						5,979(8)	128,788	5,979(17)	128,788

Stephen W. Beard						1,667(6)	35,907	5,059(17)	108,971
General Counsel & Corporate						2,676(7)	57,641
Secretary						2,366(11)	50,964
						5,059(8)	108,971

S. John Kim						20,943(12)	451,112	13,307(18)	286,633
former Managing Partner, Global Practices						6,009(13)	129,434	13,797(17)	297,197
						5,915(14)	127,409
						8,872(14)	191,103
						13,797(8)	297,187
						19,231(9)	414,236

Scott J. Krenz	— (19)					— (19)	—	— (19)	— (19)
former Chief Financial Officer

(1)	The market value of the stock awards was determined using our closing stock price on December 30, 2011 (the last trading day of 2011), $21.54.

(2)	The market value of the equity incentive plan awards was determined using our closing stock price on December 30, 2011 (the last trading day of 2011), $21.54.

(3)	The amount consists of stock options and RSUs granted on March 30, 2007.

(4)	The amount consists of stock options and RSUs granted on March 6, 2008.

(5)	The amount consists of stock options granted on May 30, 2008.

(6)	The amount consists of RSUs granted on March 6, 2009. The RSUs vested on March 6, 2012.

(7)	The amount consists of RSUs granted on March 8, 2010. The RSUs vest 50% on March 8, 2012 and 50% on March 8, 2013.

(8)	The amount consists of RSUs granted on March 8, 2011. The RSUs vest 33.3% on March 8, 2012, 33.3% on March 8, 2013, and 33.4% on March 8, 2014.

(9)	The amount consists of RSUs granted on May 18, 2011. The RSUs will vest either (1) one-third on each of May 18, 2012, May 18, 2013, and May 18, 2014, or (2) 100% on May 18, 2012 if the Company achieves a 10% or more year-over-year growth of certain accounts between May 2011 and April 2012.

(10)	The amount consists of a promotional RSU grant to Mr. Pehlke on September 28, 2011. The RSUs vest one-third on each of September 28, 2012, September 28, 2013 and September 28, 2014.

(11)	The amount consists of a promotional RSU grant to Mr. Beard on December 20, 2010. The RSUs vest 50% on December 20, 2012 and 50% on December 20, 2013.

(12)	The amount consists of RSUs granted on May 30, 2008. The RSUs vest 50% on each of May 30, 2012 and May 30, 2013.

(13)	The amount consists of RSUs granted on May 31, 2010. The RSUs vest 50% on each of May 31, 2012 and May 31, 2013.

(14)	The amount consists of RSUs granted on December 20, 2010. The RSUs vest 50% on each of December 20, 2012 and December 20, 2013.

(15)	The amount consists of PSUs granted on March 6, 2009. The PSUs are stated at target and will vest at 100% on March 6, 2012 based on our total shareholder return relative to a peer group of 26 other companies.

(16)	The amount consists of PSUs granted on March 29, 2010. The PSUs are stated at target and vest on March 29, 2013. The number of shares that vest will range from 0% to 200% of target based on our average percentage of Operating Income achieved over the performance period.

(17)	The amount consists of PSUs granted on March 8, 2011. The PSUs are stated at target and vest on March 8, 2014. The number of shares that vest will range from 0% to 200% of target based on our average percentage of Operating Income achieved over the performance period.

(18)	The amount consists of PSUs granted on December 20, 2010. The PSUs are stated at target and vest on March 29, 2013. The number of shares that vest will range from 0% to 200% of target based on our average percentage of Operating Income achieved over the performance period.

(19)	In connection with Mr. Krenz’s termination of employment, unvested equity awards were forfeited and the exercise period for vested options expired by year-end.

OPTION EXERCISES AND STOCK VESTED IN 2011

The table below includes certain information with respect to the vesting of restricted stock units for the named executive officers during the fiscal year ended December 31, 2011. No stock options were exercised by the named executive officers during 2011.

	Stock Awards
Name & Principal Position	Number of Shares Acquired on Vesting (#) (1)	Value Realized On Vesting ($) (2)
L. Kevin Kelly	16,788	439,006
Chief Executive Officer	6,108	166,015

Richard W. Pehlke	—	—
Chief Financial Officer

Timothy C. Hicks	870	22,751
Managing Partner, Operations

Richard J. Caldera	2,976	77,822
Chief Human Resources Officer	1,890	51,370
	1,167	24,449

Stephen W. Beard	2,825	73,874
General Counsel and Corporate Secretary	1,338	36,367
	1,183	26,061

S. John Kim	21,620	452,939
former Managing Partner, Global Practices	7,392	162,846

Scott J. Krenz	3,274	85,615
former Chief Financial Officer	2,181	59,280

(1)	The amounts reflect the number of RSUs converted into common shares on a one-for-one basis.

(2)	The amounts reflect the pre-tax value of the number of RSUs vesting multiplied by the closing market price of our stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

PENSION BENEFITS

Pension benefits are not provided to any of our named executive officers.

NONQUALIFIED DEFERRED COMPENSATION FOR 2011

In 2011, no named executive officer participated in, or had an account balance under, our U.S. Employee Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

We provide certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. These benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continued medical coverage pursuant to COBRA). These incremental benefits as they pertain to the named executive officers are described below.

Change in Control Severance Plan

We maintain a Change in Control Severance Plan (“CIC Plan”). All named executive officers who are officers subject to Section 16 of the Securities Exchange Act of 1934 are participants under the CIC Plan. The CIC Plan provides severance benefits to the executive if he or she is terminated by us without cause, or if the executive terminates his or her employment with us for good reason, within two years after a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control).

The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

•	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time.

•	A prorated bonus payment equal to the participant’s annual target bonus under the MIP as of the date immediately prior to the change in control (the “bonus amount”).

•	A lump sum payment equal to the sum of the participant’s base salary (the highest annual rate during the preceding 12 months) and annual target bonus amount multiplied by a factor of:

•	2.5 for the Chief Executive Officer.

•

2.0 for any participant in a Tier I position, which includes the remaining named executive officers (other than Mr. Kim after his change in position in October 2011 and Mr. Krenz, following his resignation from the Company).

•	1.0 for any participant in a Tier II position.

•

In 2011, the Human Resources and Compensation Committee eliminated the excise tax gross-up provision contained in the CIC Plan. As amended, the CIC Plan permits all participants to elect either to have their parachute payments reduced to ensure no excise tax liability or to receive the full amount of parachute payments and be responsible for paying all related excise taxes, interest and penalties.

•

In 2011, the Human Resources and Compensation Committee amended the CIC Plan to provide that stock awards or stock-based awards granted to CIC Plan participants will be subject to double trigger accelerated vesting provisions pursuant to which the unvested stock awards will vest after the occurrence of both (1) a change in control and (2) a CIC Plan participant’s termination of employment for certain reasons within the two year period after the change in control.

•	Continuation of health, dental and/or vision benefits for one year at no cost to the participant with the same terms in effect immediately prior to the termination date.

•	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the participant was terminated for cause).

The CIC Plan contains restrictive covenants that prohibit the participant, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the participant must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which we are a party.

For purposes of the CIC Plan:

•

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from us (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to us.

•

“Good reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a material reduction in the executive’s base salary or any failure to pay the executive any compensation when such compensation is due; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) our failure to continue substantially similar benefits under its welfare and fringe benefit plans, its taking any action that adversely affects or reduces the executive’s benefits under such plans, or its failure to provide the executive with his or her accrued vacation days in accordance with our policy in effect immediately prior to the change in control; (vi) a material reduction in the executive’s bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan.

•

“Change in control” means (i) a person’s acquisition of more than 30% of the voting power of our outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors elected by at least 2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation that (A) results in our outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities immediately after the transaction, or (B) after which no person holds 30% or more of the combined voting power of the outstanding securities immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event we cease to be subject to Section 13 or 15(d) of the Securities Exchange Act and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, or our executive officers own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities.

Management Severance Pay Plan

We maintain a Management Severance Pay Plan (the “Severance Plan”) that provides severance benefits to select employees. Benefits are not available if the termination is due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary rate in effect on the date of termination and target bonus amount multiplied by a factor of:

•	2 for the Chief Executive Officer;

•

1.5 for any Tier I MIP participant (other than the Chief Executive Officer), which includes each of the other named executive officers (other than for Mr. Krenz, following his resignation from the Company).

The severance benefits will be paid to the participant in equal installments over the severance period in accordance with applicable payroll procedures, beginning no later than 30 days after the participant delivers an executed release. In addition, the Severance Plan includes a six-month nonsolicitation and noncompete provision that applies to the extent the participant is not already subject to such restrictions pursuant to another agreement with us.

CEO Employment Agreement

Under his employment agreement, Mr. Kelly is entitled to severance benefits. If he resigns for good reason or he is terminated without cause (as defined in his agreement), his severance benefit is equal to 1.5 times the sum of his base salary and target bonus, plus a prorated target bonus for the year of termination (conditioned upon signing a release of claims). If he resigns for good reason or he is terminated without cause during the period beginning six months prior to, and ending two years after, a change in control of the Company (as defined in the CIC Plan), his severance benefit is equal to 2.5 times the sum of his base salary and target bonus, plus a pro rata bonus for the year of termination (conditioned upon signing a release of claims). Severance benefits also include continued medical benefits at active employee rates for one year. These severance benefits are in lieu of any benefits that would otherwise be payable under the Severance Plan or CIC Plan.

In 2011, the Committee and Mr. Kelly amended his employment agreement to eliminate the excise tax gross-up provision and to eliminate the “evergreen provision” that automatically renews the term of the agreement. As amended, Mr. Kelly’s employment agreement provides for a term of three years, and it permits Mr. Kelly to either elect to have his parachute payment reduced to ensure no excise tax liability or to receive the full amount of parachute payments and be responsible for paying all related excise taxes, interest and penalties.

Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy

We maintain a Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy (“Retirement Policy”). Under the Retirement Policy, an employee is eligible for retirement if all three of the following criteria have been met:

•	Age 55 or older on the date of retirement;

•	Combined age and years of service add up to at least 70 on the date of retirement; and

•	Notification of the intent to retire is made no later than October 15th of the fiscal year before the year of actual retirement.

The Retirement Policy allows for the continued vesting of RSUs and bonus cash deferrals, and the payment of the annual incentive, if any, that would have been earned for the year of retirement even if the employee retires prior to the actual date of payment.

None of the named executive officers qualified for retirement under the Retirement Policy on December 31, 2011.

2007 GlobalShare Program

All employees are eligible to receive awards under our 2007 GlobalShare Program.

Upon the occurrence of a change in control, the 2007 GlobalShare Program provides the following benefits to employees who have received awards under the Plan:

•	Immediate vesting of all outstanding unexercisable stock options;

•	Immediate vesting of all outstanding RSUs; and

•	Immediate vesting of all outstanding PSUs at the target level of performance.

For purposes of the 2007 GlobalShare Program, the definition of a change in control is the same as included in our CIC Plan (see page 38 for more details).

All agreements with respect to awards of stock options, RSUs and PSUs granted under the 2007 GlobalShare Program provide for immediate vesting of all outstanding awards in the event of a termination by reason of death or disability as defined under the 2007 GlobalShare Program. In such events, the PSUs granted in 2009 would vest based on our relative TSR performance versus the peer group as calculated at the end of the month preceding the month of death or disability while the PSUs granted after 2009 would vest at target upon death or disability. The award agreements were amended on December 29, 2011 to provide that, for awards granted in 2012 and beyond, (1) after a change in control and an executive officer’s termination of employment for certain reasons within the two year period beginning on the date of a change in control, the unvested awards immediately vest and (2) awards under agreements will be subject to any clawback policy developed by the Board of Directors or Human Resources and Compensation Committee that is consistent with applicable law.

MIP Deferrals

As noted above, 15% of each named executive officer’s MIP bonus for 2011 was deferred to be paid ratably in three installments over three years. In the event of a change in control, death or disability, such amounts would immediately vest and be paid out in a single lump sum within 30 days. In 2011, the following amounts of the named executive officer 2011 MIP payouts were deferred:

Executive	Amount of 2011 MIP Payout Deferred
L. Kevin Kelly	$98,280
Richard W. Pehlke	$28,875
Timothy C. Hicks	$44,890
Stephen W. Beard	$36,300
S. John Kim	$84,020

Contingent Payments

The tables below show the additional benefits and payments to be made in the event of a termination by us without cause, resignation by the executive for good reason, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 30, 2011 (the last business day in fiscal 2011) for each of L. Kevin Kelly, Richard W. Pehlke, Timothy C. Hicks, Richard J. Caldera, Stephen W. Beard and S. John Kim. The termination benefits for Mr. Krenz pursuant to his separation agreement are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

L. Kevin Kelly

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$1,680,000	$0	$2,100,000
Management bonus	$1,680,000	$0	$2,100,000
Prorated bonus	$840,000	$0	$840,000
Continued health coverage (4)	$22,549	$0	$16,793
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$2,800,954	$2,800,954
Vesting of deferred MIP Bonus (7)	$0	$23,100	$23,100
Excise tax gross-up (8)	$0	$0	$0

Total	$4,222,549	$2,824,054	$7,880,847

Richard W. Pehlke

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$562,500	$0	$750,000
Management bonus	$328,125	$0	$437,500
Prorated bonus	$0	$0	$218,750
Continued health coverage (4)	$15,213	$0	$11,373
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$259,988	$259,988
Vesting of deferred MIP Bonus (7)	$0	$0	$0
Excise tax gross-up (8)	$0	$0	$0

Total	$905,838	$259,988	$1,677,611

Timothy C. Hicks

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$525,000	$0	$700,000
Management bonus	$495,834	$0	$661,112
Prorated bonus	$0	$0	$330,556
Continued health coverage (4)	$19,225	$0	$15,160
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$89,154	$89,154
Vesting of deferred MIP Bonus (7)	$0	$51,369	$51,369
Excise tax gross-up (8)	$0	$0	$0

Total	$1,040,059	$140,523	$1,847,351

Richard J. Caldera

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$487,500	$0	$650,000
Management bonus	$487,500	$0	$650,000
Prorated bonus	$0	$0	$325,000
Continued health coverage (4)	$22,376	$0	$16,677
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$719,134	$719,134
Vesting of deferred MIP Bonus (7)	$0	$32,025	$32,025
Excise tax gross-up (8)	$0	$0	$0

Total	$997,376	$751,159	$2,392,836

Stephen W. Beard

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$412,500	$0	$550,000
Management bonus	$412,500	$0	$550,000
Prorated bonus	$0	$0	$275,000
Continued health coverage (4)	$8,560	$0	$6,383
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$362,454	$362,454
Vesting of deferred MIP Bonus (7)	$0	$20,236	$20,236
Excise tax gross-up (8)	$0	$0	$0

Total	$833,560	$382,690	$1,764,073

S. John Kim

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$600,000	$0	$0
Management bonus	$1,125,000	$0	$0
Prorated bonus	$0	$0	$0
Continued health coverage (4)	$22,549	$0	$0
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$2,194,301	$2,194,301
Vesting of deferred MIP Bonus (7)	$0	$170,000	$170,000
Excise tax gross-up (8)	$0	$0	$0

Total	$1,747,549	$2,364,301	$2,364,301

(1)

The benefits provided to Mr. Kelly under the Severance Plan are more favorable than the benefits provided to him under his employment agreement; therefore, the amounts reflect benefits payable under the Severance Plan if he is terminated by the Company without cause or if he resigns for good reason equal to (a) two times his base salary and management incentive target, (b) a prorated target bonus for the year in which the termination occurs and (c) continued medical benefits at no cost to Mr. Kelly for one year. In addition, Mr. Kelly will receive the deferred portion of his 2008 and 2011 MIP bonuses. Mr. Kelly did not defer any portion of his MIP bonus in 2009, and in 2010 Mr. Kelly voluntarily forfeited any MIP bonus to which he was eligible to receive.

(2)	The immediate vesting of the equity awards is a benefit provided under all of the executives’ outstanding equity agreements. In addition, the executive will receive the deferred portion of his 2008, 2010 and 2011 MIP bonus, if any. The NEOs did not defer any portion of the MIP bonuses earned by the NEOs in 2009.

(3)	Mr. Kelly’s employment agreement provides the following benefits if he is terminated by the Company without cause or voluntarily resigns for good reason within six months prior to or two years following the change in control: (a) two and a half times the sum of base salary and management incentive target; (b) a pro-rata target bonus for the year in which the termination occurs; (c) continued medical benefits at active employee rates for one year; and (d) vesting of equity.

For the named executive officers other than Mr. Kelly, the amounts reflect benefits payable under the CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within two years following the change in control. The severance benefit is equal to: (a) two times base salary and management incentive target; (b) a prorated portion of the target bonus for the year in which the termination occurs; (c) continued medical benefits at active employee rates for one year; and (d) vesting of equity awards.

Due to Mr. Kim’s transition to a consultant role in October 2011, Mr. Kim was not subject to Section 16 of the Securities Exchange Act of 1934 on December 30, 2011 (the last business day of fiscal 2011); therefore, the CIC Plan would not apply to him. However, under the 2007 GlobalShare Program, the vesting of Mr. Kim’s equity awards would be accelerated upon a change in control.

(4)	The amounts reflect premiums paid by the Company for such coverage. The Company pays the full cost of health benefits for one year following a named executive officer’s termination for cause or voluntary resignation for good reason. If a named executive officer’s termination follows a change in control (as such term is defined in the CIC Plan), the Company and the named executive officers share the costs of health benefits for one year following termination.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 30, 2011 ($21.54) and the option exercise price multiplied by the number of outstanding unexercisable stock options. All of the outstanding stock options on December 31, 2011 had exercise prices above the stock price on December 30, 2011 ($21.54); therefore, no amounts are included related to options.

(6)	The amounts are equal to the closing stock price on December 30, 2011 ($21.54) multiplied by the number of outstanding unvested RSUs and target PSUs.

(7)	Vesting of the deferred portion of the 2008, 2010 and 2011 MIP bonuses, if any, is accelerated upon death, disability or change in control. The NEOs did not defer any portion of the MIP bonuses earned by the NEOs in 2009.

(8)	The Company eliminated all mandatory excise tax gross-ups for executives in 2011; therefore, all amounts shown are $0.

(9)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one and a half times, for all other named executive officers, the sum of base salary (the highest rate in effect during 2011) and management incentive target on the date of termination; and (b) continued health coverage at no cost to the named executive officer for one year.

DIRECTOR COMPENSATION

We provide compensation to non-employee directors that we believe is competitive with other similarly sized publicly traded companies in order to attract and retain qualified directors. Compensation is paid in a mix of cash and equity to ensure directors are aligned with the interests of the stockholders and our long-term strategy. Additional compensation is also provided to a director who serves as chair of the Board of Directors or a Board Committee to reflect the additional time, risk and skill-level required to fulfill this role.

We do not provide any compensation to directors who are also employees of the Company for their service as directors.

Cash Compensation.    Prior to April 1, 2009, each non-employee director received an annual cash retainer of $75,000. Effective April 1, 2009, the Board agreed to reduce the annual cash retainer to $37,500 to help the Company respond to the serious downturn in the Company’s business because of the global recession. On February 4, 2011, the Nominating and Board Governance Committee restored the annual cash retainer to $75,000. All cash retainers are payable on a quarterly basis. In addition, we reimburse the directors for any out-of-pocket expenses associated with their Board service.

The Audit and Finance Committee Chair receives an additional cash retainer of $30,000 and each member of the Audit and Finance Committee (including the Chair) receives an additional cash retainer of $10,000. The Human Resources and Compensation Committee Chair receives an additional cash retainer of $30,000. The Nominating and Board Governance Committee Chair receives an additional cash retainer of $10,000. Prior to 2009, the Non-Executive Chair of the Board of Directors received an additional cash retainer of $100,000, but effective April 1, 2009, this cash retainer was reduced to $50,000, to help the Company respond to the global recession. Effective February 4, 2011, the Board increased the Non-Executive Chair additional cash retainer to $75,000.

Equity Compensation.    Each director receives an annual equity retainer of $75,000 payable in the form of RSUs awarded as of the date of our Annual Meeting of Stockholders. The RSUs vest and are payable on the date a director ceases to serve on the Board. A director may elect to receive payment of the annual equity retainer in shares of common stock in lieu of the RSUs described above. For a director who joins the Board after our Annual Meeting of Stockholders, a pro-rata equity award may be made on the date of his or her appointment to the Board. We no longer grant awards of stock options to our directors.

Non-Employee Directors Voluntary Deferred Compensation Plan.    Pursuant to our Non-Employee Directors Voluntary Deferred Compensation (“VDC”) Plan, directors may defer up to 100% of their cash compensation per year. To enroll in our VDC plan, a director needs to complete an election form in a timely manner and choose from investment funds offered by Vanguard (the VDC Plan Administrator). A participant is not able to invest deferred amounts in Company stock. Vanguard calculates the earnings for the funds selected by each director. The election remains in effect for all subsequent years until a director makes a different election. The distributions are payable in a lump sum on the date a director ceases to serve on the Board.

Stock Ownership Guidelines.    We adopted stock ownership guidelines for the directors on May 24, 2007. Each director has three years to achieve and maintain a stock ownership at a level equal to three times the annual cash retainer ($225,000 for 2011). Stock included for determining the satisfaction of the guidelines includes direct stock ownership and RSUs.

Director Summary Compensation Table.    The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2011.

Name (1)	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($) (3) (4)		Total ($)
Richard I. Beattie	150,000	(5)(6)	75,005	(12)	222,005
John A. Fazio	115,000	(5)(7)	75,005	(12)	190,005
Mark Foster	44,918	(8)	—	(13)	44,918
Jane D. Hartley	75,000		75,005	(12)	150,005
Jill Kanin-Lovers	115,000	(9)	75,005	(12)	190,005
Gary E. Knell	85,000	(5)(10)	75,005	(14)	160,005
Robert E. Knowling, Jr.	85,000	(5)(11)	75,005	(14)	160,005
V. Paul Unruh	85,000	(11)	75,005	(12)	160,005

(1)	L. Kevin Kelly, our Chief Executive Officer, is not included in this table as he is our employee and thus received no compensation for his service as a director. The compensation received by Mr. Kelly as our employee is shown in the Summary Compensation Table on page 32.

(2)	The amounts reflect cash compensation earned by each director in 2011 and include amounts deferred at the director’s election.

(3)	The amounts reflect the grant date fair value for financial reporting purposes as determined in accordance with ASC Topic 718 for RSUs and common stock granted under the 2007 GlobalShare Program.

(4)	There were no stock options granted to directors in 2011.

(5)	The fees earned were all deferred pursuant to our VDC Plan.

(6)	Mr. Beattie earned an additional cash retainer of $75,000 as Non-Executive Chair of the Board of Directors.

(7)	Mr. Fazio earned an additional cash retainer of $30,000 as Chair of the Audit and Finance Committee and $10,000 as a member of that Committee.

(8)	Converted from British Pound Sterling from the monthly currency rate at the time the retainer is paid.

(9)	Ms. Kanin-Lovers earned an additional cash retainer of $30,000 as Chair of the Human Resources and Compensation Committee. She also earned an additional cash retainer of $10,000 as a member of the Audit and Finance Committee.

(10)	Mr. Knell earned an additional cash retainer of $10,000 as Chair of the Nominating and Board Governance Committee.

(11)	Mr. Knowling Jr. and Mr. Unruh each earned an additional cash retainer of $10,000 as members of the Audit and Finance Committee.

(12)	The amount reflects an award of stock granted on May 26, 2011 (the date of the Annual Meeting of Stockholders). The award was equal to the annual equity retainer of $75,000, rounded to the nearest whole number of shares ($75,000 divided by the closing stock price on the date of grant of $19.89, rounded to the nearest whole share, 3,771 shares).

(13)	Because Mr. Foster joined the Company’s Board of Directors on May 26, 2011, he was not eligible to receive a stock award in 2011.

(14)	The amount reflects an award of RSUs granted on May 26, 2011 with the same value as the award of stock described in footnote (12).

Restricted Stock Units (“RSUs”) Outstanding at December 31, 2011

The table below sets for the aggregate number of restricted stock unit awards outstanding for each of our non-employee directors as of December 31, 2011. For information regarding Mr. Kelly’s outstanding equity awards, please see the Outstanding Equity Awards at December 31, 2011 table on page 35.

Non-Employee Director	RSUs
Richard I. Beattie	2,879
John A. Fazio	10,224
Mark Foster	0
Jane D. Hartley	0
Jill Kanin-Lovers	870
Gary E. Knell	15,178
Robert E. Knowling, Jr.	20,676
V. Paul Unruh	770

Total	50,597

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, which is the only outstanding class of voting securities or other equity securities of the Company, as of April 2, 2012 (except where otherwise noted) for (1) each of the Company’s directors, (2) each of the executive officers named in the Summary Compensation Table, (3) each person known to us to be the beneficial owner of 5% or more of the outstanding shares of common stock and (4) all of the directors and executive officers as a group. On April 2, 2012, there were 17,986,111 shares of common stock outstanding.

The information provided in the table is based on the Company’s records, information filed with the Securities and Exchange Commission (the “SEC”) and information provided to the Company, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as within 60 days of April 2, 2012 (June 1, 2012) through the exercise of any stock options and through the vesting of restricted stock units (“RSUs”) payable in shares. Beneficial ownership excludes options or RSUs vesting after June 1, 2012. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

	Shares of Common Stock Beneficially Owned
Names (1) (2)	Number	Percent
Richard I. Beattie (3)	17,375	*
John A. Fazio (3)	22,136	*
Mark Foster	—	*
Jane D. Hartley	10,590	*
Jill Kanin-Lovers (3)	18,667	*
Gary E. Knell (3)	15,178	*
Robert E. Knowling Jr. (3)	20,676	*
V. Paul Unruh (3)	18,567	*
Stephen W. Beard (4)	8,930	*
Richard J. Caldera (4) (5)	25,355	*
Timothy C. Hicks (4)	4,101	*
L. Kevin Kelly (4) (5)	177,001	1%
S. John Kim (4)	23,715	*
Richard W. Pehlke (4)	—	*
Scott J. Krenz	10,286	*
Matthew W. Hallgren (4)	3,549	*
Azzuro Capital Inc. (6)	1,400,000	7.8	%(10)
BlackRock, Inc. (7)	1,395,817	7.8	%(10)
Heartland Advisors, Inc. (8)	1,998,964	11.1	%(10)
The Vanguard Group, Inc. (9)	967,850	5.4	%(10)
On April 2, 2012, the shares beneficially owned by all executive officers and directors as a group (16 persons) were:	376,126	2%

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted stock units and shares of common stock issuable pursuant to stock options that are exercisable on April 2, 2012, or which will become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

(3)	The number of shares shown includes restricted stock units that are convertible into common stock and payable upon the date that the director ceases to serve on the Board of Directors as follows: Mr. Beattie, 2,879 RSUs; Mr. Fazio, 10,224 RSUs; Ms. Kanin-Lovers, 870 RSUs; Mr. Knell, 15,178 RSUs; Mr. Knowling 20,676 RSUs and Mr. Unruh 770 RSUs.

(4)	The number of shares listed for Messrs. Beard, Hicks, Kelly, Kim, Pehlke and Hallgren and the directors and officers as a group does not include: 14,351; 11,247; 61,542; 63,758; 21,153; 4,653; and 176,704 RSUs, respectively, that the holders may have the right to receive beyond 60 days from April 2, 2012.

(5)	The number of shares shown includes shares issuable pursuant to stock options granted under the 2007 GlobalShare Program, which were exercisable on April 2, 2012, or which will become exercisable within 60 days of that date as follows: Mr. Caldera, 7,000 shares and Mr. Kelly, 55,935 shares.

(6)	Number is based on information contained in Schedule 13D filed with the Securities and Exchange Commission on August 12, 2011. The mailing address for Azzuro Capital Inc. is Walker House, 87 Mary Street, George Town, Grand Cayman.

(7)

Number is based on information contained in Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012. The mailing address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(8)	Number is based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012. The mailing address for Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202.

(9)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 8, 2012. The mailing address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(10)	The “Percent” for each of Azzuro Capital, Inc., BlackRock, Inc., Heartland Advisors, Inc. and The Vanguard Group, Inc. was calculated by using the disclosed number of beneficially owned shares as the numerator, respectively, and the number of the Company’s outstanding common shares as of April 2, 2012 as the denominator.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee of the Board of Directors is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls. The Audit and Finance Committee is presently comprised of four directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in the rules and regulations of the SEC Rules. During 2011, the Audit and Finance Committee met fourteen times.

As part of its oversight of the Company’s financial statements, the Audit and Finance Committee reviews and discusses with both management and its independent registered public accounting firm, KPMG LLP, all annual and quarterly financial statements prior to their issuance. The Audit and Finance Committee reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls, as well as providing oversight of the Company’s risk management protocols.

The Audit and Finance Committee reviewed and discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit and Finance Committee has also received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Accounting Oversight Board, regarding KPMG LLP’s communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG LLP the firm’s independence from the Company.

The Audit and Finance Committee’s meetings include, whenever appropriate, executive sessions with KPMG LLP and with the Company’s Vice President of Internal Audit, in each case without the presence of management, to raise and discuss any issues they may have about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the Audit and Finance Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the Audit and Finance Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit and Finance Committee.

During 2011, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit and Finance Committee apprised of the Company’s progress at each regularly scheduled Audit and Finance Committee meeting. Management and KPMG LLP have each provided the Audit and Finance Committee with a report on the effectiveness of the Company’s internal controls. The Audit and Finance Committee has reviewed management’s and KPMG LLP’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2011.

Based on the above mentioned reviews and discussions with management and its independent registered public accounting firm, the undersigned Audit and Finance Committee members recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011. The Audit and Finance Committee has also appointed KPMG LLP as the Company’s independent registered public accounting firm for 2012.

THE AUDIT AND FINANCE COMMITTEE

John A. Fazio (Chair)

Jill Kanin-Lovers

Robert E. Knowling, Jr.

V. Paul Unruh

AUDIT FEES

The Audit and Finance Committee has established a policy governing the engagement of the Company’s independent auditors for audit and non-audit services. Under this policy, the Audit and Finance Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The Audit and Finance Committee has delegated the authority to evaluate and approve audit and permissible non-audit fees and engagements up to $100,000 to the Audit and Finance Committee Chair. The independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the SEC Rules or the rules of the Public Company Accounting Oversight Board. KPMG LLP did not perform any non-audit services in 2011.

At the beginning of each fiscal year, the Audit and Finance Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the Audit and Finance Committee pre-approves a list of specific audit related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit and Finance Committee with regular updates. The Audit and Finance Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit and Finance Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by KPMG LLP in 2011 were, and all services to be provided by KPMG LLP in 2012 will be, permissible under applicable laws and regulations.

Fee Category	2011	2010
Audit Fees (1)	$2,308,200	$2,230,400
Audit-Related Fees (2)	28,000	32,339
Tax Fees (3)	—	6,429
All Other Fees	—	—

Total Fees	$2,336,200	$2,269,168

(1)	Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of the Company’s internal controls over financial reporting.

(2)	Fees for special procedures required to meet certain regulatory requirements in 2010 and the audit of the Company’s 401(k) plan in 2010 and 2011.

(3)	Fees for tax compliance services.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit and Finance Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2012, and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2011, and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or other applicable legal requirements. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. In the event stockholders fail to ratify the appointment, the Board of Directors may reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2012 FISCAL YEAR.

PROPOSAL III—APPROVAL OF THE 2012 GLOBALSHARE PROGRAM

Our Board of Directors, subject to stockholder approval, approved the 2012 Heidrick & Struggles GlobalShare Program (the “Program”). The Program provides for grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards to directors and selected employees and independent contractors. The Program has a term of ten (10) years and will expire on May 24, 2022. The Program will replace our 2007 GlobalShare Program, as amended and restated, which expires on May 24, 2012. Between April 2, 2012 and May 24, 2012, we do not expect to grant awards under the 2007 GlobalShare Program covering more than 35,000 shares.

We believe that our current and future success and profitability depends on our ability to provide competitive levels of pay necessary to attract, motivate and retain the highest caliber of consultants required to maintain our strong brand in the marketplace. Equity is a key component of the total pay package and closely aligns the interests of our consultants, managers and executives with those of our stockholders. We use equity to more effectively compete for top talent, given that this attractive type of long-term incentive vehicle is only available to a few of our direct competitors as most are privately held. We believe that the use of equity awards also maintains our strong base of highly talented consultants and has had a significant positive impact on our financial results and overall business strategy.

Key Factors to Consider

In deciding whether to approve this proposal, stockholders should also consider the following key factors:

•

Total potential dilution with the share availability under the Program would be less than current peer group companies’ total potential dilution levels (a list of these companies is available on page 18). Total potential dilution is equal to the total number of equity awards outstanding plus the pool of shares available for future awards, divided by total diluted common shares outstanding. Currently, our total potential dilution is 7.7% on a fully-diluted basis and would be 11.1% if the Program is approved, which compares to 13.1% and 18.1% at the 50th and 75th percentile of the peer group companies respectively based on the most current publicly available information.

•

In conjunction with annual awards of equity, our named executive officers have five years to achieve a stock ownership level of at least two times their average annual salary (at least three times average annual salary in the case of the CEO). Stock includes direct stock ownership and time-based restricted stock units. The purpose of the guidelines is to enhance the alignment of executives’ interests with that of stockholders in accordance with our executive compensation philosophy.

•

The Program prohibits the granting of stock awards at a price that is less than the fair market value of the stock award on the date that the stock award is granted, i.e., we cannot grant discounted stock options.

Summary of Recent Run Rate

As a professional services firm, we seek to balance the need to attract, motivate and retain top talent in a highly competitive business with the need to manage our annual use of equity or “run rate.” Our annual run rate is equal to the total number of equity awards granted in a given year divided by the weighted average number of common shares outstanding. We previously pledged that beginning in 2009, we would manage our annual run rate to approximately 3%. Our run rates are well below this pledge, with run rates shown below for 2009-2011 of:

Year	Shares Subject to Awards*	Weighted Average Common Shares Outstanding	Run Rate
2009	314,738	16,901,000	1.86%
2010	297,183	17,437,000	1.70%
2011	224,583	17,780,000	1.26%

Our Three-Year Average Run Rate for 2009 to 2011: 1.61%

*	Number of shares subject to awards only includes restricted stock units because none of our performance share unit awards vested during this period and we no longer grant stock options.

Program Overview

The Program includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

•

No “Evergreen Provision.”    The Program specifies a fixed number of shares available for future grants and does not provide for any automatic increase based on an increase in the number of outstanding shares of common stock.

•

No Discounted Stock Options.    The Program prohibits the granting of stock options at an exercise price that is less than the fair market value of the common stock on the date the stock option is granted.

•

No Repricing without Stockholder Approval.    Neither the Program nor any award agreement may be amended to provide for the repricing of stock options, without first obtaining the approval of our stockholders.

•

Limitation on Reuse of Shares.    The shares delivered to, or withheld by, the Company as payment for an award (including the exercise of a stock option) or as payment of any required withholding taxes cannot be reissued in connection with subsequent awards under the Program, and all shares subject to the award count toward the number of shares used under the Program.

•

Limitations on Size of Awards.    The Program limits the number of shares that may be granted to any participant who is or may be a “covered employee” in any calendar year to 200,000 stock options or stock appreciation rights awards and 200,000 performance-based awards (provided that for the initial year of employment these limits are 400,000).

•

Prohibition of “Reload” Options.    The Program expressly prohibits the use of “reload” options. Under a reload option, if a participant pays for all or a portion of the exercise price of a stock option or the related withholding tax by delivering to the Company shares covered by the option, the participant would be granted a new option equal to the number of option shares delivered to pay the exercise price and withholding taxes.

•	Minimum Vesting Requirements. The Program contains one year minimum vesting for performance-based awards and three year minimum vesting for time-based awards.

•

Clawback Provision.    Any award granted under this Program will be subject to any clawback policy developed by the Board of Directors or the Human Resources and Compensation Committee that is consistent with applicable law.

Description of the Program

The following is a summary of the Program. It and the Program overview above are qualified by reference to the full text of the Program, which is attached as Appendix A to this proxy statement. Stockholders are encouraged to review the Program carefully.

Number of Shares of Common Stock.    The maximum number of shares of common stock authorized to be issued under the Program is 1,300,000 shares (subject to adjustment upon the occurrence of various corporate events as described in the Program), which shall consist of a number of new or treasury shares not previously authorized for issuance under any plan and the number of shares not subject to awards and remaining available for issuance under the 2007 GlobalShare Program as of April 2, 2012. Also available will be any of the shares already subject to awards granted and outstanding under the 2007 GlobalShare Program as of April 2, 2012 that cease to be subject to such awards for any reason (other than by exercise for, or settlement in, shares). If the Program is approved by shareholders, no additional awards will be made after the date of approval under the 2007 GlobalShare Program, though awards previously granted under the 2007 GlobalShare Program will remain outstanding in accordance with their terms.

Of these shares, (i) the maximum number of shares issuable as stock options or stock appreciation rights in any calendar year to any employee who is or may be a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) is 200,000, (ii) the maximum number of shares that may be used for awards (other than stock options and stock incentive rights) intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be granted in any calendar year to an employee who is or may be a covered employee under Section 162(m) of the Code is 200,000, and (iii) the maximum number of shares issuable as incentive stock options is 1,300,000. Notwithstanding the foregoing, for the first fiscal year of employment, the maximum number of shares issuable pursuant to each of (i) and (ii) in the preceding sentence is 400,000.

Shares issuable under the Program may be authorized but unissued shares or treasury shares. Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the Program, including those awards granted and outstanding under the 2007 GlobalShare Program as of April 2, 2012. However, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of such participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and the aggregate number of shares subject to the award will count toward the number of shares issued under the Program. The number of shares issuable under the Program is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in our capital structure or any similar corporate transaction. In such case, the Human Resources and Compensation Committee has the discretion to make adjustments as it deems necessary to preserve the intended benefits under the Program.

No award granted under the Program may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted by the Human Resources and Compensation Committee.

Administration.    The Program is administered by the Human Resources and Compensation Committee of the Board, or a subcommittee thereof (the “Committee”), that is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m) of the Code. The Committee has full authority to select the employees and independent contractors who will receive awards under the Program, determine the form and amount of each of the awards to be granted to directors, employees and independent contractors, and establish the terms and conditions of such awards.

Eligibility.    All of our directors, and our employees and independent contractors (and employees and independent contractors of our subsidiaries and affiliates) who are designated by the Committee, are eligible to receive awards under the Program. As of April 2, 2012, approximately 1,525 directors, employees and independent contractors are eligible to participate in the Program.

Award Agreements.    Each award made under the Program will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion.

Awards Under the Program.    The Program provides for discretionary awards of stock options, stock appreciation rights and other stock-based awards, including restricted stock and stock units. Other stock-based awards may, in the discretion of the Committee, be performance based.

Stock Options.    The Committee has the sole discretion to grant either non-qualified stock options or incentive stock options to employees, and non-qualified stock options to non-employee directors and independent contractors. The Committee has the discretion to set the terms and conditions applicable to the options, including the type of option, and the number of shares subject to the option, provided that (i) the exercise price of each option will not be less than the closing sales price of a share on the date of grant (“fair market value”), (ii) an option will not vest earlier than either 100% on the third anniversary of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause), and (iii) each option will expire not more than 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which an incentive stock option is exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, so much of the option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; and (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of a share on the date of grant and the incentive stock option will expire no later than five years from the date of grant.

Stock Appreciation Rights.    Stock appreciation rights may be awarded under the Program, subject to terms and conditions determined by the Committee. Each right entitles the holder to receive the difference between the fair market value of a share on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the stock appreciation right will be paid in cash or in shares (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that (i) the exercise price of each stock appreciation right will not be less than 100% of the fair market value of a share on the date of grant, (ii) unless otherwise provided in the award agreement, a stock appreciation right will not vest earlier than either 100% on the third anniversary of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause), and (iii) each stock appreciation right will expire not more than ten years from the date of grant).

Other Stock-Based Awards.    The Committee may grant restricted stock awards, restricted stock units, and other awards that are valued or based on the fair market value of the shares. (Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share or cash equal to the fair market value of one share on such date or event, as provided in the award agreement.) The number of shares or units awarded to each participant, and the terms and conditions of each award, will be at the discretion of the Committee, provided that (i) an award conditioned on continued service or the occurrence of an event will not vest earlier than either 100% on the third anniversary of the date of grant or at a rate of 33 1/3% on each of the first three anniversaries of the date of grant, and (ii) an award conditioned solely or in part on attainment of performance goals will not vest earlier than the first anniversary on the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Performance-Based Awards.    Other stock-based awards may be subject to the attainment of performance goals established by the Committee. The Committee will establish performance goals and targets for participants for achievement of the performance goals, and, if the performance goals and targets are achieved for the designated performance period, will award shares of common stock or other stock-based awards on the date the goals and targets are achieved, as provided in the award agreement. None of the performance goals applicable to an award of performance shares will be deemed satisfied sooner than the date specified in the award agreement (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Performance Criteria.    The Committee in its discretion may provide that restricted stock, stock units or other stock-based awards granted under the Program will be subject to the attainment of performance goals, including those that qualify the award as “performance-based compensation” under Section 162(m) of the Code. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating margin; (iv) operating income; (v) earnings per Share; (vi) book value per Share; (vii) net operating profit; (viii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profits or profitability, including of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) price per Share (including, but not limited to, growth measures and total shareholder return); (xv) market share; (xvi) revenues or sales; (xvii) expense targets; (xviii) cash flow (including, but not limited to, growth measures and total shareholder return); (xix) client satisfaction; (xx) working capital (including, but not limited to, working capital targets and change in working capital); (xxi) productivity ratios; and (xxii) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The performance goals may be particular to one or more lines of business or subsidiaries or affiliates or may be based on the performance of the Company and its subsidiaries or affiliates as a whole. The Committee may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants.

Payment and Withholding Taxes.    The Committee may make one or more of the following payment methods available for payment of any award, including the exercise price of a stock option: (i) cash; (ii) cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price; (iii) delivery (either directly or through attestation) of previously acquired shares that have an aggregate fair market value on the date of exercise equal to the exercise price; or (iv) by directing the Company to withhold shares otherwise issuable in connection with the award having a fair market value equal to the exercise price. In the event any withholding tax is required to be withheld in connection with an award, the Committee may permit the holder of the award to satisfy the minimum required tax obligation by using one or more of the payment alternatives described above.

Provisions Relating to a “Change in Control” of the Company.    Notwithstanding any other provision of the Program or any award agreement, in the event of a “Change in Control” of the Company all outstanding awards that are Assumed (see Section 12(b) of the Program for a definition of “Assumed”) by the successor entity subject to time-based vesting shall continue to vest pursuant to the terms of the applicable award agreement and for all outstanding awards that vest based on the satisfaction of performance criteria, the performance-criteria will be deemed to be satisfied at the higher of the target level or the actual performance level as of the date of Change in Control and the Award shall remain subject to time-based vesting until the end of the performance period set forth in the applicable Award agreement. If, however, a participant’s employment is terminated during the two year period beginning on the date of the Change in Control for certain reasons, all the awards shall become fully vested as of the Termination Date. See Section 2(h) of the Program for the definition of “Change in Control” and Section 2(cc) of the Program for the definition of “Termination Date.”

Amendment of Award Agreements; Amendment and Termination of the Program.    The Committee may amend any award agreement at any time, provided that no such amendment may materially impair the right of any participant under any agreement without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the Program, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may materially impair the right of any participant under any outstanding award without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule. Notwithstanding the foregoing, there will be no amendment to the Program or any award agreement that results in the repricing of stock options without stockholder approval.

On April 2, 2012, the closing price of a share of our common stock on the National Association of Securities Dealers Automatic Quotation (NASDAQ) market was $22.29.

Estimate of Benefits to Executive Officers and Directors.    Because the awards that will be made to the executive officers and directors pursuant to the Program are within the discretion of the Committee, it is not possible to determine the benefits that will be received by executive officers if the Program is approved by the shareholders.

Summary of Federal Income Tax Implications of Participation in the Program

The following is a summary of the federal income tax consequences of the Program. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Program. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options.    A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. We generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options.    A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and we generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Appreciation Rights. A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Restricted Stock Awards/Units. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares pursuant to the settlement of stock units, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a restricted stock award makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, less the amount paid by the participant for the shares and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and we will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2012 GLOBALSHARE PROGRAM.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2011, about shares of our common stock that may be issued upon the vesting of restricted stock units and performance stock units and the exercise of options under our 2007 GlobalShare Program, divided between plans approved by our stockholders and plans or arrangements not submitted to the stockholders for approval.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	763,321	(1)(2)	$37.67	735,494	(3)
Equity compensation plans not approved stockholders	—		—	—

Total equity compensation plans	763,321		$37.67	735,494

(1)	Includes 489,720 restricted stock units, 140,230 performance stock units at their target levels and 133,371 options.

(2)	As of April 2, 2012, the number of securities to be issued upon the exercise of outstanding options, warrants and rights includes 449,618 restricted stock units, 125,789 performance stock units at their target levels and 96,121 options, with a weighted average exercise price of $33.50 and a weighted average remaining term of 6.0 years.

(3)	As of April 2, 2012, the number of securities that remain available for issuance under equity compensation plans approved by stockholders is 648,786. Between April 2, 2012 and our shareholder meeting on May 24, 2012, we do not expect to grant more than 35,000 shares under the existing equity compensation plans. If shareholders approve the 2012 GlobalShare Program as set forth in Proposal 3, none of the shares remaining available in our existing equity compensation plans (detailed above) will be available for new grants.

PROPOSAL IV—APPROVAL OF HEIDRICK & STRUGGLES INCENTIVE PLAN

Introduction

The Company maintains the Heidrick & Struggles Incentive Plan (the “Incentive Plan”), which was initially adopted and approved by the Board of Directors and its Human Resources and Compensation Committee, and last approved by our shareholders on May 24, 2007. The purpose of the Incentive Plan is to provide incentive awards to key employees and independent contractors of the Company and its subsidiaries for exerting their best efforts and achieving specific performance goals on behalf of the Company. All employees of the Company and its subsidiaries are eligible to be granted awards under the Incentive Plan, as selected from time to time by the Human Resources and Compensation Committee in its sole discretion.

Approval of Section 162(m) Performance Targets and Limits

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the Company’s Chief Executive Officer and three other most highly compensated officers (other than the Chief Financial Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These officers are referred to below as “covered employees.” An exemption from this limitation (the “Performance Exception”) applies to “performance-based” compensation as defined in the regulations under Section 162(m). The Performance Exception under Section 162(m) requires shareholder approval of the material terms of the performance targets and the individual limits that will apply to awards intended to qualify for the Performance Exception. The Incentive Plan gives the Human Resources and Compensation Committee the ability to grant cash and equity awards that are subject to performance targets specified in the Incentive Plan and thus designed to qualify for the Performance Exception (the “Qualified Performance-Based Awards”).

One of the requirements under the Performance Exception is that the Company should obtain shareholder approval of the performance goals pursuant to which the compensation is paid. The regulations under Section 162(m) require that, in order for Qualified Performance-Based Awards other than option rights and appreciation rights to continue to qualify for the Performance Exception, shareholders must approve the material terms of the applicable performance goals every five years if the plan provides for discretion to change targets under a performance goal after shareholder approval of the goal, as our Incentive Plan so provides. The material terms of the performance goals for Qualified Performance-Based Awards other than option rights and appreciation rights under the Incentive Plan were last approved on May 24, 2007.

The Human Resources and Compensation Committee approved certain changes to the Incentive Plan. The changes include the inclusion of additional performance criteria (described in full below) and a compensation recovery provision. Accordingly, our shareholders are being asked to approve the Incentive Plan, including the material terms of the performance targets under the Incentive Plan in order to qualify certain compensation awards under the Incentive Plan as performance-based compensation for purposes of Section 162(m). The following is a summary of the provisions of the amended and restated Incentive Plan. It is qualified by reference to the full text of the Incentive Plan, which is attached as Appendix B to this Proxy Statement. Stockholders are encouraged to review the Incentive Plan carefully.

Administration.    The Incentive Plan is administered by the Human Resources and Compensation Committee of the Board or a subset thereof comprised of at least two “outsider directors” as defined in Section 162(m) (the “Committee”). The Committee has full authority to select the employees and independent contractors eligible for incentive awards under the Incentive Plan, determine when the employee’s or independent contractor’s participation in the Incentive Plan will begin, and determine the performance periods and the performance goals pursuant to which such incentive amounts will be determined.

Eligibility.    The Incentive Plan permits the payment of incentives to employees and independent contractors selected by the Committee. It is expected that the named executive officers will participate in the incentive plans covered by this Incentive Plan. On April 2, 2012, approximately 450 individuals were eligible to participate for 2012 in the component programs under the Incentive Plan: the Management Incentive Plan and/or the Fee and Source of Business Plan.

Criteria.    The Incentive Plan provides that for each performance period established by the Committee, the Committee will establish corporate performance goals and an incentive award payment schedule detailing the amount that may be paid to each participant based upon the level of attainment of the performance goals. Incentive payments will be made only upon the Committee’s determination that the performance goals for the performance period were achieved.

The performance goals may be based on one or more of the following business criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) operating margin; (v) earnings per Share; (vi) book value per Share; (vii) net operating profit; (viii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profits or profitability, including of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) price per Share (including, but not limited to, growth measures and total shareholder return); (xv) market share; (xvi) revenues or sales; (xvii) expense targets; (xviii) costs; (xix) cash flow; (xx) client satisfaction; (xxi) working capital (including, but not limited to, working capital targets and change in working capital); (xxii) productivity ratios; and (xxiii) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The foregoing performance criteria may relate to the Company, one or more of its subsidiaries or affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis, be applied relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the degree consistent with Code Section 162(m), the performance goals may be calculated without regard to extraordinary items.

Further, the Committee may provide in any incentive award that any evaluation of performance may include or exclude certain items that occur during a performance period, such as (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in ASC 225-10, Income Statement—Extraordinary and Unusual Items, ASC 225-20, Income Statement—Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. Such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

The maximum incentive amount payable to a participant depends on his or her incentive level. In no event will a participant who is a “covered employee” under Section 162(m) for the calendar year in which the award is paid receive an incentive award of more than $5,000,000 with respect to each calendar year of the performance period to which the award relates. In all cases, the Committee must approve final incentive awards and can reduce or increase an incentive payment in its discretion, provided that in no event may the Committee use its discretion to increase the incentive payment of a participant who is a “covered employee” under Section 162(m) for the calendar year in which the payment is made. The Committee retains the right to terminate a participant’s participation in the Plan at any time, in which case no incentive may be paid.

Estimate of Benefits to Executive Officers.    Because the awards that will be made to the executive officers pursuant to the Incentive Plan are within the discretion of the Committee, it is not possible to determine the benefits that will be received by executive officers if the Incentive Plan is approved by the stockholders. Incentive amounts payable under the Incentive Plan for 2012 and future years cannot currently be determined because they will depend on the attainment of specified performance goals.

Clawback Provision.    Any incentive award issued under the Incentive Plan will be subject to any clawback policy developed by the Board of Directors or the Committee that is consistent with applicable law.

Amendment or Termination.    The Committee may amend or terminate the Incentive Plan at any time, without the consent of participants and without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares are listed, provided that no amendment or termination will reduce the right of a participant to a payment or distribution to which the participant is entitled under an outstanding incentive award.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE HEIDRICK & STRUGGLES INCENTIVE PLAN.

PROPOSAL V—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers.

The Board of Directors encourages stockholders to carefully review the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis, for a thorough discussion of the Company’s compensation program for named executive officers. The Company’s executive compensation objectives are to: (i) link pay with performance; (ii) be aligned with stockholders; (iii) support the execution of our business strategy; and (iv) attract, retain, and reward the best talent. To achieve these goals, our executive compensation programs are designed to:

•	Link to stockholder value creation and the long-term profitable growth of the Company;

•	Be market competitive with executive search, leadership advisory and other consulting firms, both public and private, with which we compete for executive talent;

•	Support our key business strategies, as well as our revenue and operating income growth objectives;

•	Be internally fair and equitable between executives;

•	Reflect an executive’s individual performance and career potential; and

•	Encourage Company stock ownership.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion, is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Human Resources and Compensation Committee, although the Board of Directors and the Human Resources and Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct (applicable to all executive officers and non-employee directors) and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC and NASDAQ Rules. Pursuant to its charter, the Nominating and Board Governance Committee of the Board of Directors—in consultation with the Audit and Finance Committee—reviews and approves related party transactions. Although the Company’s processes vary with the particular transaction or relationship, when such a transaction or relationship is identified, the Nominating and Board Governance Committee evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. In addition, it is the practice of the Nominating and Board Governance Committee, although not part of a written policy, to review each of the transactions specifically disclosed as a related party transaction in connection with its review of the proxy statement for the Annual Meeting of Stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

There were no transactions in 2011 that required approval under the Company’s policies and procedures or the rules and regulations of the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s officers and directors, and persons who own ten percent (10%) or more of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and persons holding ten percent (10%) or more of the outstanding shares of Company common stock are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, the Company believes that, during 2011, all forms required under Section 16(a) applicable to its officers, directors, and persons holding ten percent (10%) or more of the outstanding shares of Company common stock were filed on a timely basis except for a Form 4 for Mr. Hallgren which reported shares acquired through a dividend reinvestment plan. Mr. Hallgren’s Form 4 has since been filed.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under the Company’s Amended and Restated Bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to the Company. The advance notice must contain certain information specified in the Company’s Amended and Restated Bylaws and be delivered to the Secretary at the Company’s principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement for the 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“SEC Rule 14a-8”) and apply regardless of whether the stockholder is seeking to include the proposal in the Company’s proxy statement.

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of the Company’s stockholders intended to be included in the proxy materials for the 2013 Annual Meeting of Stockholders must be received by the Secretary at the Company’s principal executive offices by December 18, 2012. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2013 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in the Company’s proxy materials for the 2013 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business the Company is aware of that is to be acted upon at the Annual Meeting. If, however, other matters should properly come before the Company at the Annual Meeting, the persons named in the proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,
Stephen W. Beard
Secretary

Chicago, Illinois

April 17, 2012

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

APPENDIX A

2012 HEIDRICK & STRUGGLES

GLOBALSHARE PROGRAM

1.	PURPOSE OF THE PROGRAM

(a)	The purpose of the Program is to aid the Company and its Subsidiaries and Affiliates in securing and retaining members of the Board, and certain employees of, and independent contractors to, the Company, its Subsidiaries and Affiliates and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	DEFINITIONS

The following capitalized terms used in the Program have the respective meanings set forth in this Section:

(a)	ACT: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	AFFILIATE: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

(c)	AWARD: The grant of an Option, Stock Appreciation Right or Other Stock-Based Award pursuant to such terms, conditions, requirements and limitations as the Committee may establish in order to fulfill the objectives of the Program.

(d)	AWARD AGREEMENT: Either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	BENEFICIAL OWNER: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(f)	BOARD: The Board of Directors of the Company.

(g)	CAUSE: means (i) the willful and continued failure by the Participant to substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability) or (ii) the willful engaging by the Participant in misconduct that is materially injurious to the Company, monetarily or otherwise.

(h)	CHANGE IN CONTROL: The occurrence of any of the following events:

(i)	any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	during any period of 24 months, individuals who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or (iv) hereof, (B) a director nominated or proposed by any Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)	the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company (other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation and (B) after which no Person holds 30% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or its parent corporation);

(iv)	the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)	any other event occurs which the Board determines, in its discretion, to be a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Participant by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (x) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (y) individuals (which may or may not include the Participant) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (A) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (B) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

(i)	CODE: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(j)	COMMITTEE: The Human Resources and Compensation Committee of the Board.

(k)	COMPANY: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

(l)	DISABILITY: means (i) a physical or mental condition entitling the Company to terminate the Participant’s employment pursuant to an employment agreement between the Participant and the Company or (ii) in the absence of such a provision, a physical or mental incapacity of a Participant which would entitle the Participant to benefits under the long term disability plan maintained by the Company for its U.S. employees as in effect immediately prior to a Change in Control (regardless of whether the Participant is actually covered by such plan).

(m)	EFFECTIVE DATE: The date on which the Program takes effect, as defined pursuant to Section 21 of the Program.

(n)	FAIR MARKET VALUE: A price that is based on the opening, closing, actual, high, low, or average selling price of a Share as reported on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly reported) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, as of any date, the per Share closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly reported). If no sale of Shares shall have been reported on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used.

(o)	GOOD REASON: means, without a Participant’s express written consent, the occurrence of any of the following events:

(i)	a material diminution in the duties or responsibilities of the Participant;

(ii)	a material reduction by the Company of the Participant’s base salary or annual bonus opportunity;

(iii)	the failure by the Company to pay the Participant his or her current compensation, or any compensation deferred under any plan, agreement or arrangement of or with the Company, when such compensation is due; or

(iv)	a change in the Participant’s principal work location to a location that is more than 50 miles from the Participant’s principal work location immediately prior to such change;

A Participant must deliver notice to the Company no later than 90 days following the occurrence of the circumstance that constitutes Good Reason. The Company shall be provided a 30-day period following the receipt of such notice to cure the circumstances that give rise to Good Reason. If, during the cure period, such circumstance is remedied, the Participant will not be permitted to terminate employment for Good Reason as a result of such circumstance. If, at the end of the cure period, the circumstance that constitutes Good Reason has not been remedied, the Participant will be entitled to terminate employment for Good Reason during the 30-day period that follows the end of the cure period. If the Participant does not terminate employment during such 30-day period, the Participant will not be permitted to terminate employment for Good Reason as a result of such event.

(p)	INCENTIVE STOCK OPTION: An Option granted pursuant to Section 7 of the Program that meets the requirements of Section 422(b) of the Code.

(q)	NON-QUALIFIED STOCK OPTION: An Option granted pursuant to Section 7 of the Program that is not an Incentive Stock Option.

(r)	OPTION: A stock option granted pursuant to Section 7 of the Program.

(s)	OPTION PRICE: The purchase price per Share of an Option, as determined pursuant to Section 7(b) of the Program.

(t)	OTHER STOCK-BASED AWARDS: Awards granted pursuant to Section 9 of the Program.

(u)	PARTICIPANT: An individual who is selected by the Committee to participate in the Program pursuant to Section 6 of the Program.

(v)	PERFORMANCE-BASED AWARDS: Certain Other Stock-Based Awards granted in accordance with Section 10 of the Program.

(w)	PERSON: As such term is defined in Section 3 of the Act or as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(x)	PRIOR PROGRAM: The 2007 Heidrick & Struggles GlobalShare Program, as amended May 26, 2011, and in effect immediately prior to the Effective Date.

(y)	PROGRAM: The 2012 Heidrick & Struggles GlobalShare Program, as it may be amended from time to time.

(z)	SHARE: A share of common stock, par value $0.01 per Share, of the Company.

(aa)	STOCK APPRECIATION RIGHT: A right granted pursuant to Section 8 of the Program.

(bb)	SUBSIDIARY: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(cc)	TERMINATION DATE: means the effective date of a Participant’s termination of employment.

3.	SHARES SUBJECT TO THE PROGRAM

(a)	TOTAL NUMBER OF SHARES. The total number of Shares authorized or reserved for issuance with respect to Awards granted under the Program on or after the Effective Date, subject to adjustments upon certain events described in Section 12 of the Program, shall be 1,300,000 Shares (consisting of a number of Shares not previously authorized for issuance under any plan, and the number of Shares not subject to Awards and remaining available for issuance under the Prior Program, as amended and restated as of April 2, 2012), plus any Shares subject to the 671,528 outstanding awards as of April 2, 2012 under the Prior Program that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). Such Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Program.

(b)	AVAILABLE SHARES. The issuance of Shares shall reduce the total number of Shares available under the Program. Shares subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Program. The number of Shares delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes, shall not be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of Shares that have been issued under the Program.

4.	AWARD LIMITATIONS

(a)	SHARE AWARD LIMITATIONS. The aggregate maximum number of Shares with respect to which Options and/or Stock Appreciation Rights may be granted under the Program during a calendar year to any Participant who is or may be a “covered employee” as defined in Section 162(m) of the Code shall be 200,000 (except that the maximum number of Shares with respect to which Options and/or Stock Appreciation Rights may be granted under the Program to such Participant during the calendar year in which such Participant begins employment with the Company, Subsidiary or Affiliate is 400,000).

(b)	PERFORMANCE-BASED AWARDS. The maximum number of Shares that may be used for Awards other than Stock Options and Stock Appreciation Rights that are intended to be “performance based” in accordance with Section 162(m) of the Code that may be granted during any calendar year to any Participant who is or may become a “covered employee” as defined in Section 162(m) of the Code shall be 200,000 (except that the number of Shares that may be used for such Awards that may be granted to such Participant during the calendar year in which the Participant begins employment with the Company, Subsidiary or Affiliate is 400,000).

(c)	INCENTIVE STOCK OPTIONS. The total number of Shares with respect to which Incentive Stock Options may be granted shall not exceed 1,300,000.

5.	ADMINISTRATION

The Program shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act and “outside directors” within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make any other determinations that it deems necessary or desirable for the administration of the Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Program, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

6.	ELIGIBILITY

Participants shall consist of (a) all members of the Board (including employee and non-employee directors), and (b) the employees of, and independent contractors to, the Company and its Subsidiaries and Affiliates who the Committee may designate in its sole discretion from time to time as eligible to be granted Awards under the Program. The Committee shall determine, in its sole discretion, the date as of which Awards will be granted to Participants and the number of Shares with respect to which Awards will be granted to each Participant.

7.	OPTIONS

Options granted under the Program shall be, as determined by the Committee, Non-Qualified Stock Options or Incentive Stock Options, as outlined and evidenced by the related Award agreements, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	TYPE OF OPTION. Options granted to non-employee directors or independent contractors shall be Non-Qualified Stock Options. Options granted under the Program to employees shall be Non-Qualified Stock Options, unless otherwise expressly provided at the time of grant.

(b)	OPTION PRICE. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

(c)	EXERCISABILITY. Options granted under the Program shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, provided that each Option shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Option shall become exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion). In no event shall an Option granted under the Program be exercisable more than 10 years after the date it is granted.

(d)	EXERCISE OF OPTIONS. Except as otherwise provided in the Program or in an Award agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (i) the date payment is received by the Company under (A), (B) or (C) below, or (ii) the date irrevocable instructions are delivered to a broker for sale of such Shares, in accordance with (D) below. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise, in one or more of the following alternatives as made available by the Committee in its sole discretion: (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (E) by directing the Company to withhold such number of Shares otherwise issuable in connection with the exercise of the Option having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Program.

(e)	NO RELOAD OPTIONS PERMITTED. No grant of an Option shall include a “reload” Option, pursuant to which a Participant who exercises an Option and satisfies all or part of the Option Price with Shares acquired upon exercise of the Option is granted an additional Option to acquire the same number of Shares as is used by the Participant to pay for the original Option.

(f)	INCENTIVE STOCK OPTIONS. In addition to the foregoing, each Incentive Stock Option shall be subject to the following specific rules:

(i)	The aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Incentive Stock Option which first becomes exercisable in any calendar year exceeds the limitation of this Section 7(f), so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Non-Qualified Stock Option; but in all other respects, the original Award agreement shall remain in full force and effect.

(ii)	Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or Subsidiaries): (A) the purchase price of each Share subject to the Incentive Stock Option shall be not less than 110% of the Fair Market Value of the Shares on the date the Incentive Stock Option is granted; and (B) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall expire, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

8.	STOCK APPRECIATION RIGHTS

The Committee also may grant a Stock Appreciation Right independent of an Option, as outlined and evidenced by the related Award agreement, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)

TERMS AND CONDITIONS. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right shall entitle a Participant upon exercise to an amount equal to (i) the Fair Market Value on the exercise date of one Share minus the exercise price of the Stock Appreciation Right, times (ii) the number of Shares covered by the Stock Appreciation Right. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made to the Participant in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(b)	EXERCISABILITY. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, provided that each Stock Appreciation Right shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Stock Appreciation Right shall become exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion). In no event shall a Stock Appreciation Right granted under the Program be exercisable more than 10 years after the date it is granted.

9.	OTHER STOCK-BASED AWARDS

The Committee, in its sole discretion, may grant Awards of Shares, including restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”) as outlined and evidenced by the related Award agreement and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	TERMS AND CONDITIONS. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

(b)	LIMITATIONS.

(i)	The Committee may impose, in its discretion, vesting as it may deem fit, provided that (i) Other Stock-Based Awards which are conditioned on continued service or the occurrence of an event shall become vested or exercisable not earlier than (A) 100% on the third anniversary of the date of grant, or (B) 33% on each of the three succeeding anniversaries of the date of grant, and (ii) Other Stock-Based Awards which are conditioned solely or in part on the attainment of performance objectives shall become vested or exercisable not earlier than the first anniversary of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Other Stock-Based Awards shall become vested or exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion).

(ii)	With respect to stockholder rights:

(A)	Except as provided in this subsection (b)(ii)(A) and unless otherwise provided in Award Agreement, a Participant receiving an Other Stock-Based Award that consists of Shares shall thereupon be a stockholder with respect to all of the Shares subject to the Award and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. Notwithstanding the preceding sentence, in the case of an Award that provides for the right to receive dividends or distributions: (I) if such Award is conditioned solely or in part on the attainment of performance objectives, the Company shall accumulate and hold such dividends or distributions, and (II) in the case of all other such Awards, the Committee shall have the discretion to cause the Company to accumulate and hold such dividends or distribution. In either case, the accumulated dividends or other distributions shall be paid to the Participant only upon the vesting of the Award, and any such dividends or distributions attributable to the portion of an Award that does not vest shall be forfeited.

(B)	A Participant receiving an Other Stock-Based Award that does not consist of actual Shares shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any such Award prior to the date it vests and is settled in Shares. An agreement may provide that, until the Award is settled in Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Award held by the Participant as of the related record date been actual Shares. Notwithstanding the preceding sentence, in the case of an Award that provides for the right to receive amounts related to dividends or distributions: (I) if such Award is conditioned solely or in part on the attainment of performance objectives, the Company shall accumulate and hold such amounts, and (II) in the case of all other such Awards, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. In either such case, the accumulated amounts shall be paid to the Participant only upon the vesting of the Award and any such amounts attributable to the portion of the Award that does not vest shall be forfeited.

10.	PERFORMANCE-BASED AWARDS

Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under Section 9 may be granted on the basis of performance of the Company (“Performance-Based Awards”), and designated as Performance-Based Awards; provided, however, that the Committee may grant other Awards that are not intended to be Performance-Based Awards (even though such Awards are subject to the attainment of specified performance goals) and not designated as such. A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period.

(a)

PERFORMANCE MEASURES. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating margin (iv) operating income; (v) earnings per Share; (vi) book value per Share; (vii) net operating profit; (viii) return measures (including, but not limited to , return on assets, capital, invested capital, equity, sales or revenue); (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profits or profitability, including of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) price per Share (including, but not limited to, growth measures and total shareholder return); (xv) market share; (xvi) revenues or sales;

(xvii) expense targets; (xviii) cash flow (including, but not limited to, growth measures and total shareholder return); (xix) client satisfaction (xx) working capital (including, but not limited to, working capital targets and change in working capital); (xxi) productivity ratios; and (xxii) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

(b)	PERFORMANCE MEASUREMENT. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(c)	EXCLUSION OF CERTAIN ITEMS. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in ASC 225-10, Income Statement—Extraordinary and Unusual Items, ASC 225-20, Income Statement—Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards intended to qualify as Performance-Based Awards, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(d)	ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(e)	EVALUATION OF PERFORMANCE. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

11.	TAX WITHHOLDING

A Participant shall pay to the Company an amount equal to the taxes required by any government to be withheld or otherwise deducted and paid by the Company as a result of the exercise by the Participant of any Award or the delivery to the Participant of any cash or Shares pursuant to any Award. Shares shall not be delivered to the Participant until such time as such payment has been made. The Committee may, in its discretion, permit the Participant to pay all or a portion of the withholding taxes in one or more of the following alternatives: (a) in cash, (b) in Shares having a Fair Market Value equal to the amount required to be withheld, (c) partly in cash and partly in such Shares, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount required to be withheld, or (e) by directing the Company to withhold such number of Shares otherwise issuable in connection with the Award having a Fair Market Value equal to the amount required to be withheld. However, in no event will the amount of Shares withheld exceed the amount necessary to satisfy the required minimum statutory withholding. The Company may also withhold any such withholding taxes from any cash payments made hereunder.

12.	ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Program to the contrary, the following provisions shall apply to all Awards granted under the Program:

(a)	GENERALLY. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend (including any special cash dividend) or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or in the event any of the foregoing events or any similar event affects the Company, any Affiliate or any business unit, or the financial statements of the Company or any Affiliate or the bases for the computation of any Award, the Committee in its sole discretion and without liability to any Person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Program or pursuant to outstanding Awards, (ii) the limits on Awards set forth in Sections 3 and 4 hereof, (iii) the Option Price and/or (iv) any other affected terms of such Awards (including, without limitation, the amount payable thereunder or any performance objectives set with respect thereto).

(b)	CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, the Committee in its sole discretion and without liability to any Person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (x) the payment of a cash amount in exchange for the cancellation of an Award and/or (y) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the time of the Change in Control. Any such determination by the Committee shall be final and binding upon the Company and all Participants.

Unless the Committee determines otherwise and except as otherwise provided in an Award agreement, upon a Change in Control if the Awards are Assumed (as defined below) by the entity effecting the Change in Control (or a successor or parent corporation), (x) all Awards granted to a Participant shall continue to become vested, exercisable and non-forfeitable pursuant to the terms of the applicable Award Agreement, and (y) for all Awards that vest based on the satisfaction of performance criteria, the performance-criteria will be deemed to be satisfied at the higher of the target level or the actual performance level as of the date of the Change in Control and the Award shall remain subject to time-based vesting until the end of the performance period set forth in the applicable Award Agreement. Notwithstanding the foregoing, if a Participant’s employment is terminated during the two-year period beginning on the date of a Change in Control and such termination is due to (1) a termination by the Company without Cause or (2) a voluntary termination by the Participant due to the existence of Good Reason, then the following shall occur:

(i)	With respect to Awards that vest based on the passage of time, such awards shall become fully vested, exercisable, and non-forfeitable as of the Termination Date; and

(ii)	With respect to Awards that vested based on the satisfaction of performance criteria, the fixed number of Awards as determined above shall become fully vested, exercisable and non-forfeitable as of the Termination Date.

Awards will be considered assumed (“Assumed”) if the following conditions are met (1) the Awards are converted into replacement awards in a manner that complies with Section 409A of the Code; (2) the replacement award contains provisions for scheduled vesting and treatment on termination of employment that are no less favorable to the Participant than those in this Program or the applicable Award Agreement, and all other terms of the replacement award (other than the security, the number of shares represented by the replacement award, and the exercise price of the replacement award, if applicable) are substantially similar to those in this Program and the applicable Award Agreement; and (3) the security represented by the replacement award is of a class that is publicly held and widely traded on an established sock exchange.

13.	CERTAIN SECURITIES AND TAX LAW MATTERS

(a)	SECURITIES LAWS.

(i)	The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (or any successor statute) of any Shares to be issued hereunder or to effect similar compliance under the laws of any state or other jurisdiction. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Program unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(ii)	The exercise of an Option or the grant or settlement of an Award shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise, grant or settlement is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option or the grant or settlement of an Award in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the grant or settlement of an Award. During the period that the effectiveness of the exercise of an Option or the grant or settlement of an Award has been deferred, the Participant may, by written notice, withdraw an Option exercise and obtain the refund or any amount paid with respect thereto.

(b)	SECTION 162(M). The Committee may modify the terms of any Award (including by means of accelerated or deferred payouts) relating to compensation that does not constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code or otherwise does not qualify for an exemption from Section 162(m) of the Code in order to permit the deductibility of such compensation under Section 162(m) of the Code by the Company.

(c)	DEFERRAL OF AWARDS. With respect to any Award that is subject to Section 409A of the Code, the Committee, in its discretion, may defer the payment of any such Award to the extent it determines that such deferral is necessary in order to avoid a limitation on the deduction of that Award under Section 162(m) of the Code. Any Award deferred under the preceding sentence shall be paid upon the earlier of (i) the first year in which the Company reasonably anticipates that payment of such Award would not result in a limitation of a deduction with respect to such Award under Section 162(m) of the Code, or (ii) the year in which the Participant’s employment with the Company or any Subsidiary or Affiliate is terminated.

14.	NO RIGHT TO CONTINUED RELATIONSHIP; NO OBLIGATION OF UNIFORM TREATMENT

The granting of an Award under the Program shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the employment of or relationship between it and any Participant and shall not lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment of or its relationship with such Participant. No Participant, officer, employee or director shall have any claim to be granted any Award under the Program, and there is no obligation for uniformity of treatment of Participants or any other Persons.

15.	COMPENSATION RECOVERY

Any award issued under this Program will be subject to any clawback policy developed by the Board of Directors or the Committee that is consistent with applicable law.

16.	SUCCESSORS AND ASSIGNS

The Program shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17.	NO FRACTIONAL SHARES.

No fractional Shares shall be issued or delivered pursuant to this Program or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.	NONTRANSFERABILITY OF AWARDS

Except to the extent provided by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any Awards exercisable or Shares deliverable after a Participant’s death shall be exercisable by or delivered to a beneficiary as designated in writing by the Participant. If no beneficiary is so designated, such Award shall be exercisable by or such Shares will be delivered to the Participant’s estate. The Participant may change his or her designated beneficiary under this Program by filing with the Committee written notice of such change.

19.	AMENDMENT OR TERMINATION

(a)	AMENDMENT OR TERMINATION OF PROGRAM. The Board may amend, alter or discontinue the Program, without the approval of the stockholders of the Company, unless (i) such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed or (ii) the amendment would result in an increase in the number of Shares available for issuance under the Program, an expansion of the types of Awards under the Program, or a decrease in or a waiver of the minimum vesting and exercisability limitations applicable to Awards. No amendment or termination of the Program shall, without the consent of a Participant, materially impair the rights of any Participant under any Award granted to such Participant under the Program, unless necessary to meet the requirements of any applicable law, regulation or rule of any stock exchange on which the Shares are listed. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 12(b) of the Program after the occurrence of a Change in Control.

(b)	AMENDMENT OF AWARD AGREEMENTS. The Committee shall have the authority to amend any Award agreement at any time; provided that no such amendment shall materially impair the rights of any Participant under any Award agreement, unless necessary to meet the requirements of any applicable law, regulation or rules of any stock exchange on which the Shares are listed.

(c)	NO REPRICING OF OPTIONS OR STOCK APPRECIATION RIGHTS. Notwithstanding the foregoing, there shall be no amendment to the Program or any Award agreement that results in the repricing of Options or Stock Appreciation Rights without prior approval of the stockholders of the Company. For this purpose, repricing includes a reduction in the exercise price of an Option or the cancellation of an Option or Stock Appreciation Right in exchange for cash, Options or Stock Appreciation Rights with an exercise price less than the exercise price of the cancelled Option or Stock Appreciation Right, other Awards or any other consideration provided by the Company.

20.	INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Program or Award agreements with respect to such Participants in order to conform such terms with the requirements of local law.

21.	COMPLIANCE WITH CODE SECTION 409A.

Unless otherwise provided by the Committee, to the extent that the Committee determines that any Award granted under the Program is subject to Section 409A of the Code, the applicable Award agreements shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Program and Award agreements shall be interpreted and construed in compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

22.	NO REPRESENTATIONS OR WARRANTIES REGARDING TAX AFFECT.

Notwithstanding any provision of the Program to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Program including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

23.	UNFUNDED PROGRAM.

Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Program. Nothing contained in this Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Program, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Program.

24.	INDEMNIFICATION.

Subject to requirements of Illinois law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with this Program, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

25.	CHOICE OF LAW

The Program shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

26.	EFFECTIVE DATE AND TERM OF PROGRAM

(a)	EFFECTIVE DATE. The Program has been adopted by the Board, and is effective as of May 24, 2012, subject to the approval of the Program by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 24, 2012 and any adjournment or postponement thereof.

(b)	No new Awards may be granted under the Program after the tenth anniversary of the Effective Date as described in Section 26(a) hereof, although Awards granted prior to such date may extend beyond that date. Awards granted prior to the Effective Date shall continue to be subject to the terms and conditions of the Program as applicable and as in effect prior to the tenth anniversary of the Effective Date.

(c)	No new Awards may be granted under the Prior Program after the Effective Date as described in Section 26(a) hereof, although Awards granted and outstanding under the Prior Program as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Program as applicable and in effect prior to the Effective Date.

APPENDIX B

HEIDRICK & STRUGGLES

INCENTIVE PLAN

(As Amended and Restated Effective April 16, 2012)

1.	PURPOSE OF THE PLAN

The purpose of the Heidrick & Struggles Incentive Plan is to provide incentives awards to key employees of, and independent contractors to, the Company, its Subsidiaries and Affiliates to retain, reward, and motivate such individuals for exerting their best efforts and achieving specific performance goals on behalf of the Company, its Subsidiaries and Affiliates. The Company believes that it will benefit from providing incentives that align such individuals’ interests with the Company’s key business strategy and objectives of achieving long-term revenue and operating income growth. The Heidrick & Struggles Incentive Plan was first approved by stockholders on May 24, 2007. The Heidrick & Struggles Incentive Plan is hereby fully amended and restated on April 16, 2012, subject to approval of the Company’s stockholders.

2.	DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	AFFILIATE: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

(b)	BOARD: The Board of Directors of the Company.

(c)	CHANGE IN CONTROL: As such term is defined in the GlobalShare Program.

(d)	CODE: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(e)	COMMITTEE: The Human Resources and Compensation Committee of the Board.

(f)	COMPANY: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

(g)	EFFECTIVE DATE: April 16, 2012, subject to approval by the Company’s stockholders at the Company’s annual meeting of stockholders held on May 24, 2012, and any adjournment or postponement thereof. The Plan shall remain in effect until terminated by the Board.

(h)	GLOBALSHARE PROGRAM. The 2007 GlobalShare Program, as amended and restated, and any successor program thereto.

(i)	PARTICIPANT: An individual who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(j)	PLAN: The Heidrick & Struggles Incentive Plan, as it may be amended from time to time.

(k)	SUBSIDIARY: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	ADMINISTRATION

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

4.	ELIGIBILITY

Participants shall consist of the employees of, and independent contractors to, the Company and its Subsidiaries and Affiliates who the Committee may designate in its sole discretion from time to time as eligible to participate in the Plan. The Committee shall determine, in its sole discretion, (i) the performance periods and the performance goals pursuant to which incentive awards will be made, (ii) final incentive award amounts to be paid to Participants, and (iii) the form of compensation in which such incentive awards are to be paid. The Committee shall have the discretion to terminate a Participant’s participation in the Plan at any time, in which case no incentive award may be paid.

5.	PERFORMANCE CRITERIA

(a)	ESTABLISHMENT OF PERFORMANCE PERIOD AND PERFORMANCE GOALS. A Participant’s incentive award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no later than 25% after the start date of such performance period.

(b)	PERFORMANCE CRITERIA. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) operating margin; (v) earnings per Share; (vi) book value per Share; (vii) net operating profit; (viii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profits or profitability, including of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) price per Share (including, but not limited to , growth measures and total shareholder return); (xv) market share; (xvi) revenues or sales; (xvii) expense targets; (xviii) costs; (xix) cash flow; (xx) client satisfaction; (xxi) working capital (including, but not limited to, working capital targets and change in working capital); (xxii) productivity ratios; and (xxiii) economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

(b)	EXCLUSION OF CERTAIN ITEMS. The Committee may provide in any such incentive award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in ASC 225-10, Income Statement—Extraordinary and Unusual Items, ASC 225-20, Income Statement—Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. Such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

6.	AWARD DETERMINATION AND PAYMENT

(a)	DETERMINATION. As soon as practicable following the completion of each performance period, the Committee shall determine whether, and to what extent, the applicable performance goals have been met with respect to a given Participant and shall certify and ascertain the amount of the applicable incentive award payable. No incentive award will be paid for such performance period until such certification is made by the Committee. The amount of the incentive award actually paid to a given Participant may be more or less than the amount determined by the applicable performance goal formula, at the discretion of the Committee; provided, however, that the amount of the incentive actually paid to a given Participant who is a “covered employee” under Section 162(m) of the Code for the calendar year in which the payment is made shall not be more than the amount determined by the applicable performance goal formula.

(b)	TIME OF PAYMENT. The amount of the incentive award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, but in no event later than March 15 of the calendar year following the calendar year in which the performance period ends.

(c)	EMPLOYMENT ON PAYMENT DATE REQUIRED. Notwithstanding the foregoing, no incentive award for a performance period shall be paid to a Participant who is not employed by the Company or a Subsidiary or Affiliate on the date the incentive award is paid.

(d)	FORM OF PAYMENT. The Committee in its sole discretion shall determine the portion of each incentive award to be paid in cash and the portion of each incentive award, if any, to be paid in the form of equity. Any equity compensation will be awarded under, and shall be subject to, the GlobalShare Program.

(e)	DEFERRAL. The Committee in its sole discretion may determine that payment of all or a portion of the incentive award otherwise payable to a Participant in cash shall be deferred until a later date, in which case the terms and conditions to which such deferral is subject shall be determined by the Committee and communicated in writing to the Participant. A Participant may elect to defer all or a portion of the incentive award otherwise payable to him or her in cash into the Heidrick & Struggles International, Inc. Deferred Compensation Plan, in accordance with the terms of such Deferred Compensation Plan.

(f)	MAXIMUM AWARD. In no event shall any Participant who is a “covered employee” under Section 162(m) of the Code for the calendar year in which the award is paid receive an incentive award under the Plan that exceeds $5,000,000 with respect to each calendar year of the performance period to which the award relates.

(g)	RETIREMENT. Incentive awards shall be subject to the Company’s Bonus, Restricted Stock Unit and Cash Deferral Retirement Policy.

7.	TAX WITHHOLDING

The Company shall have the right to deduct from the cash portion of any incentive award payment the amount of any taxes required by any law to be withheld with respect to such payment.

8.	CHANGE IN CONTROL

In the event of a Change in Control, the Committee shall have the right in its sole discretion (a) to make any adjustments to the performance goals and incentive awards it deems appropriate, and/or (b) to provide for an immediate payment of any incentive awards.

9.	NO RIGHT TO CONTINUED RELATIONSHIP; NO OBLIGATION OF UNIFORM TREATMENT

The granting of an incentive award under the Plan shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the employment or service of any Participant and shall not lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment or service of such Participant. No Participant, employee or independent contractor shall have any claim to be granted any incentive award under the Plan, and there is no obligation for uniformity of treatment of Participants or any other persons.

10.	COMPENSATION RECOVERY

Any incentive award issued under this Plan will be subject to any clawback policy developed by the Board of Directors or the Committee that is consistent with applicable law.

11.	SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	AMENDMENT OR TERMINATION OF PLAN

The Board may amend, alter or discontinue the Plan, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed. No amendment or termination of the Plan shall, without the consent of a Participant, reduce the right of a Participant to a payment or distribution to which the Participant is entitled by reason of an outstanding incentive award.

13.	CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

HEIDRICK & STRUGGLES INTERNATIONAL, INC. 233 S. WACKER DR., SUITE 4200 CHICAGO, IL 60606

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                      M45842-P23260                                            KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

HEIDRICK & STRUGGLES INTERNATIONAL, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
Nominees:
01) Jane D. Hartley 02) Gary E. Knell 03) Jill Kanin-Lovers
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012.					☐	☐	☐
3. Approval of the 2012 GlobalShare Program.					☐	☐	☐
4. Approval of the Heidrick & Struggles Incentive Plan, as amended and restated.					☐	☐	☐
5. Advisory vote to approve executive compensation.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

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M45843-P23260

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Annual Meeting of Stockholders

May 24, 2012 9:00 AM Eastern Daylight Time

Law Offices of Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen W. Beard and Emily A. Sturges, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record as of April 2, 2012, at the Annual Meeting of Stockholders to be held on May 24, 2012, or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side